                                                                    Exhibit 99.1




                           NORTEL NETWORKS CORPORATION

                                DECEMBER 31, 2000

          RESTATED US GAAP CONSOLIDATED FINANCIAL STATEMENTS AND NOTES

                          INDEPENDENT AUDITORS' REPORT


To the Shareholders of Nortel Networks Corporation

         We have audited the accompanying consolidated balance sheets of Nortel Networks Corporation as at December 31, 2000 and 1999 and the related consolidated statements of operations, shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 2000 and 1999 and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 2000 in conformity with accounting principles generally accepted in the United States of America.

         We also reported separately on February 1, 2001, except as to the first paragraph of note 21, which is as of May 11, 2001, and notes 4, 5 and 23, which are as of June 14, 2001, to the shareholders of the Company, on our audits, conducted in accordance with Canadian generally accepted auditing standards, where we expressed an opinion without reservation on the December 31, 2000 and 1999 consolidated financial statements, prepared in accordance with Canadian generally accepted accounting principles.



/s/ Deloitte & Touche LLP


Deloitte & Touche LLP
Chartered Accountants

Toronto, Canada
February 1, 2001, except as to the first paragraph of note 22, which is as of May 11, 2001, and notes 3, 4 and 24, which are as of June 14, 2001

                           NORTEL NETWORKS CORPORATION
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                             YEARS ENDED DECEMBER 31
              (MILLIONS OF U.S. DOLLARS, EXCEPT PER SHARE AMOUNTS)

                                                                          2000            1999             1998
                                                                        --------        --------         --------
Revenues                                                                $ 27,948        $ 19,628         $ 16,084
Cost of revenues                                                          15,114          10,781            9,016
                                                                        --------        --------         --------
Gross profit                                                              12,834           8,847            7,068

Selling, general and administrative expense (excluding
  stock option compensation)                                               5,416           3,780            2,890
Research and development expense                                           3,633           2,724            2,318
In-process research and development expense                                1,415             252            1,224
Amortization of intangibles
  Acquired technology                                                        852             686              228
  Goodwill                                                                 3,720           1,178              399
Stock option compensation                                                    134               -                -
Special charges                                                              267             125              255
Gain on sale of businesses                                                  (174)           (131)            (258)
                                                                        --------        --------         --------
                                                                          (2,429)            233               12

Equity in net earnings (loss) of associated companies                        (29)             41              (64)
Other income - net                                                           809             209              169
Interest expense
  Long-term debt                                                             (86)            (93)            (107)
  Other                                                                      (83)            (71)            (115)
                                                                        --------        --------         --------
Earnings (loss) from continuing operations before income taxes            (1,818)            319             (105)

Income tax provision                                                       1,177             576              488
                                                                        --------        --------         --------
Net loss from continuing operations                                       (2,995)           (257)            (593)

Net loss from discontinued operations - net of tax                          (475)            (94)            (689)
                                                                        --------        --------         --------
Net loss                                                                $ (3,470)       $   (351)        $ (1,282)
                                                                        ========        ========         ========
Basic and diluted loss per common share
  - from continuing operations                                          $  (1.01)       $  (0.10)        $  (0.26)
  - from discontinued operations                                           (0.16)          (0.03)           (0.30)
                                                                        --------        --------         --------
Basic and diluted loss per common share                                 $  (1.17)       $  (0.13)        $  (0.56)
                                                                        ========        ========         ========
Dividends declared per common share                                     $  0.075        $  0.075         $  0.075



              The accompanying notes are an integral part of these
                       consolidated financial statements.

                           NORTEL NETWORKS CORPORATION
                           CONSOLIDATED BALANCE SHEETS
                                AS AT DECEMBER 31
                           (MILLIONS OF U.S. DOLLARS)

                                                                                           2000              1999
                                                                                        ---------         ---------
ASSETS
CURRENT ASSETS
  Cash and cash equivalents                                                             $   1,644         $   2,153
  Accounts receivable (less provisions of - $363 for 2000, $297 for 1999)                   7,275             5,087
  Inventories                                                                               3,827             2,472
  Deferred income taxes - net                                                                 644               810
  Other current assets                                                                      1,618               678
  Current assets of discontinued operations                                                 1,522               932
                                                                                        ---------         ---------
TOTAL CURRENT ASSETS                                                                       16,530            12,132

Long-term receivables (less provisions of - $383 for 2000, $284 for 1999)                   1,117             1,280
Investments at cost and associated companies at equity                                        773               998
Plant and equipment - net                                                                   3,357             2,281
Intangible assets - net                                                                    17,958             6,201
Deferred income taxes - net                                                                   283               362
Other assets                                                                                  556               459
Long-term assets of discontinued operations                                                 1,606               294
                                                                                        ---------         ---------
TOTAL ASSETS                                                                            $  42,180         $  24,007
                                                                                        =========         =========
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
  Notes payable                                                                         $     315          $    209
  Trade and other accounts payable                                                          3,005             2,254
  Payroll and benefit-related liabilities                                                     916               816
  Other accrued liabilities                                                                 3,885             3,141
  Income taxes payable                                                                        306               488
  Long-term debt due within one year                                                          445                35
  Current liabilities of discontinued operations                                              186               158
                                                                                        ---------         ---------
TOTAL CURRENT LIABILITIES                                                                   9,058             7,101

Deferred income                                                                                93                53
Long-term debt                                                                              1,178             1,391
Deferred income taxes - net                                                                   874               767
Other liabilities                                                                           1,024               966
Minority interest in subsidiary companies                                                     770               654
Long-term liabilities of discontinued operations                                               74                 3
                                                                                        ---------         ---------
                                                                                           13,071            10,935
                                                                                        ---------         ---------
COMMITMENTS AND CONTINGENCIES (NOTES 21 AND 22)

SHAREHOLDERS' EQUITY
Common shares, without par value - Authorized shares: unlimited;  Issued
  and outstanding shares: 3,095,772,260 for 2000 and 2,754,309,396 for 1999                29,141            11,745
Additional paid-in capital                                                                  3,636               794
Deferred stock option compensation                                                           (413)                -
Retained earnings (deficit)                                                                (2,726)              967
Accumulated other comprehensive loss                                                         (529)             (434)
                                                                                        ---------         ---------
TOTAL SHAREHOLDERS' EQUITY                                                                 29,109            13,072
                                                                                        ---------         ---------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                                              $  42,180         $  24,007
                                                                                        =========         =========

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                           NORTEL NETWORKS CORPORATION
                 CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
                           (MILLIONS OF U.S. DOLLARS)

                                                       ADDITIONAL     DEFERRED        RETAINED       ACCUMULATED         TOTAL
                                             COMMON     PAID-IN        STOCK          EARNINGS       OTHER COMP-      SHAREHOLDERS'
                                             SHARES     CAPITAL     COMPENSATION      (DEFICIT)     REHENSIVE LOSS        EQUITY
                                           ---------   ----------   ------------     ----------    ---------------    -------------
BALANCE AT DECEMBER 31, 1997                $ 1,609      $    38          $ -        $  3,192        $    (322)          $ 4,517


Net loss                                                                               (1,282)                            (1,282)
Foreign currency translation
  adjustment                                                                                               (36)              (36)
Unrealized gain on investments - net                                                                        10                10
                                                                                                                         -------
              Total comprehensive loss                                                                                    (1,308)
                                                                                                                         -------
Issuance of common shares - net                 100                                      (199)                               (99)
Acquisitions                                  8,363          867                                                           9,230
Fair value and costs associated with
  assumed options and stock purchase plan        37          (37)                                                              -
Tax benefit associated with stock
  options                                                     28                                                              28
Dividends on common shares                                                               (178)                              (178)
                                            -------      -------        -----        --------          -------           -------
BALANCE AT DECEMBER 31, 1998                $10,109      $   896          $ -        $  1,533          $  (348)          $12,190
                                                                                                                         =======
Net loss                                                                                 (351)                              (351)
Foreign currency translation
  adjustment                                                                                               (99)              (99)
Unrealized gain on investments - net                                                                        13                13
                                                                                                                         -------
              Total comprehensive loss                                                                                      (437)
                                                                                                                         -------
Issuance of common shares - net                 559                                       (11)                               548
Acquisitions                                    715           30                                                             745
Fair value and costs associated with
  assumed options and stock purchase plan       362         (375)                                                            (13)
Tax benefit associated with stock
  options                                                    243                                                             243
Dividends on common shares                                                               (204)                              (204)
                                            -------      -------        -----        --------          -------           -------
BALANCE AT DECEMBER 31, 1999                $11,745      $   794          $ -        $    967          $  (434)          $13,072
                                                                                                                         =======
Net loss                                                                               (3,470)                            (3,470)
Foreign currency translation
  adjustment                                                                                              (117)             (117)
Unrealized gain on investments - net                                                                        22                22
                                                                                                                         -------
              Total comprehensive loss                                                                                    (3,565)
                                                                                                                         -------
Issuance of common shares - net                 479                                                                          479
Acquisitions                                 16,315        2,915         (449)                                            18,781
Fair value and costs associated with
  assumed options and stock purchase plan       602         (619)                                                            (17)
Stock option compensation                                     99           36                                                135
Tax benefit associated with stock
  options                                                    447                                                             447
Dividends on common shares                                                               (223)                              (223)
                                            -------      -------        -----        --------          -------           -------
BALANCE AT DECEMBER 31, 2000                $29,141      $ 3,636        $(413)       $ (2,726)         $  (529)          $29,109
                                            =======      =======        =====        ========          =======           =======

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                           NORTEL NETWORKS CORPORATION
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                             YEARS ENDED DECEMBER 31
                           (MILLIONS OF U.S. DOLLARS)

                                                                                2000             1999             1998
                                                                              --------          -------          -------
CASH FLOWS FROM (USED IN) OPERATING ACTIVITIES
  Net loss from continuing operations                                         $ (2,995)         $  (257)         $  (593)
  Adjustments to reconcile net loss from continuing operations to net cash from operating activities, net of effects from acquisitions and divestitures of businesses:
      Amortization and depreciation                                              5,340            2,407            1,132
      In-process research and development expense                                1,415              252            1,224
      Equity in net earnings (loss) of associated companies                         29              (41)              64
      Stock option compensation                                                    134                -                -
      Tax benefit from stock options                                               447              243               28
      Deferred income taxes                                                         35             (313)             (78)
      Other liabilities                                                             84               46               59
      Gain on sale of investments and businesses                                  (856)            (242)            (414)
      Other - net                                                                  182             (228)              (6)
      Change in operating assets and liabilities:
        Accounts receivable                                                       (546)            (476)            (179)
        Inventories                                                             (1,579)          (1,072)             176
        Income taxes payable                                                      (180)             233               98
        Accounts payable and accrued liabilities                                   171            1,110              342
        Other operating assets and liabilities                                    (857)             (45)             (47)
                                                                              --------          -------          -------
Net cash from operating activities of continuing operations                        824            1,617            1,806
                                                                              --------          -------          -------
CASH FLOWS FROM (USED IN) INVESTING ACTIVITIES
  Expenditures for plant and equipment                                          (1,876)            (795)            (628)
  Proceeds on disposals of plant and equipment                                      33               24               24
  Increase in long-term receivables                                             (1,137)          (1,025)            (614)
  Decrease in long-term receivables                                                779              165              248
  Acquisitions of investments and businesses - net of cash acquired                  3             (645)             250
  Proceeds on sale of investments and businesses                                 1,633              967              729
                                                                              --------          -------          -------
Net cash from (used in) investing activities of continuing operations             (565)          (1,309)               9
                                                                              --------          -------          -------
CASH FLOWS FROM (USED IN) FINANCING ACTIVITIES
  Dividends on common shares                                                      (223)            (204)            (178)
  Increase in notes payable - net                                                  107               27                6
  Proceeds from long-term debt                                                      94                -                7
  Repayments of long-term debt                                                     (58)             (59)            (221)
  Increase (decrease) in capital leases payable                                     (2)              (1)              19
  Issuance of common shares                                                        479              521              125
  Common shares purchased for cancellation                                           -              (14)            (224)
                                                                              --------          -------          -------
  Net cash from (used in) financing activities of continuing operations            397              270             (466)
                                                                              --------          -------          -------
  Effect of foreign exchange rate changes on cash and cash
    equivalents                                                                    (25)               -                6
  Net cash  from continuing operations                                             631              578            1,355
  Net cash used in discontinued operations                                      (1,140)            (655)            (448)
                                                                              --------          -------          -------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                              (509)             (77)             907
                                                                              --------          -------          -------
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR - NET                             2,153            2,230            1,323
                                                                              --------          -------          -------
CASH AND CASH EQUIVALENTS AT END OF YEAR - NET                                 $ 1,644          $ 2,153          $ 2,230
                                                                              ========          =======          =======

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                           NORTEL NETWORKS CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
  (MILLIONS OF U.S. DOLLARS, EXCEPT PER SHARE AMOUNTS, UNLESS OTHERWISE STATED)

1.     NORTEL NETWORKS CORPORATION

       Effective May 1, 2000, a newly formed Canadian corporation ("New Nortel"; also referred to herein as the "Company") and the corporation previously known as Nortel Networks Corporation ("Old Nortel") participated in a Canadian court-approved plan of arrangement (the "Arrangement") with BCE Inc. ("BCE"). As a result of the Arrangement: Old Nortel and its subsidiaries became direct and indirect subsidiaries, respectively, of New Nortel; New Nortel assumed the name "Nortel Networks Corporation"; New Nortel's common shares began to trade publicly on the New York and Toronto stock exchanges under the symbol "NT"; Old Nortel was renamed "Nortel Networks Limited"; and 100 percent of Old Nortel's common shares were acquired by New Nortel and ceased to be publicly traded. The preferred shares and debt securities of Old Nortel outstanding immediately prior to the Arrangement remained outstanding and continued to be obligations of Old Nortel immediately after the Arrangement.

       As part of the Arrangement, the outstanding common shares of Old Nortel were exchanged for common shares of New Nortel. Immediately prior to the Arrangement, approximately 36 percent of the outstanding common shares of Old Nortel were held by BCE. A substantial portion of the New Nortel common shares issuable in respect of BCE's interest in Old Nortel was, through the Arrangement, indirectly distributed to BCE common shareholders. The aggregate number of New Nortel common shares issued in the Arrangement was the same as the aggregate number of Old Nortel common shares outstanding immediately prior to the Arrangement (excluding the effect of the reservation of certain shares for issuance pursuant to stock option plans). The consolidated assets and liabilities of New Nortel and its subsidiaries immediately after the Arrangement were the same as those of Old Nortel and its subsidiaries immediately prior to the Arrangement (except for differences attributable to the accounting treatment accorded to the outstanding preferred shares of Old Nortel). All of the business and operations conducted by Old Nortel and its subsidiaries immediately prior to the effective date of the Arrangement continued to be conducted by Old Nortel and its subsidiaries as subsidiaries of New Nortel immediately after the Arrangement.

       In addition, as part of the Arrangement, New Nortel implemented a two-for-one stock split with respect to its common shares (the "New Nortel Stock Split"). The record date for determining Old Nortel and BCE shareholders entitled to receive certificates representing New Nortel common shares issuable in the Arrangement, on a post-split basis, was May 5, 2000.

       Except as noted below, Old Nortel's comparative consolidated interim and annual financial statements, and its financial results for the period January 1, 2000 to May 1, 2000, represent the financial position, results of operations and cash flows of New Nortel as if Old Nortel and New Nortel had historically been the same entity.

       The preferred shares and debt securities of Old Nortel outstanding immediately prior to the Arrangement remained outstanding and continued to be obligations of Old Nortel immediately after the Arrangement. As a result, certain of New Nortel's consolidated financial statements items, including comparative figures, have been reclassified to reflect the impact of the Arrangement on New Nortel and the ongoing equity interest of the Old Nortel preferred shareholders. The impact of the Arrangement on the consolidated balance sheets of New Nortel was the reclassification of the outstanding Class A Series 4, 5 and 7 preferred shares of Old Nortel from shareholders' equity to minority interest in subsidiary companies. The impact of the Arrangement on the consolidated statements of operations of New Nortel was the reclassification of the dividends on preferred shares to other income - net to reflect the dividend distribution on the outstanding preferred shares to the Old Nortel preferred shareholders.

       The accompanying Consolidated Financial Statements and notes thereto relate to the operations of the Company and its subsidiary companies (collectively, "Nortel Networks").

2.     SIGNIFICANT ACCOUNTING POLICIES

       The accompanying Consolidated Financial Statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America. Although the Company is headquartered in Canada, the accompanying Consolidated Financial Statements are expressed in United States dollars as the greater part of the financial results and net assets of the Company are denominated in United States dollars. As described in note 3, on June 14, 2001, the Company's Board of Directors approved a plan to discontinue Nortel Networks access solutions operations. As a result of this decision, the accompanying Consolidated Financial Statements and notes thereto have been restated to present the results of Nortel Networks access solutions operations as discontinued operations.

       (a)   Principles of consolidation

             The financial statements of entities which are controlled by the Company, referred to as subsidiaries, are consolidated. Entities which are jointly controlled, referred to as joint ventures, and entities which are not controlled but over which the Company has the ability to exercise significant influence, referred to as associated companies, are accounted for using the equity method. Investments in entities that the Company does not control or over which it does not exercise significant influence are accounted for using the cost method.

       (b)   Marketable securities

             Publicly traded securities deemed available-for-sale by the Company are measured at fair value. Unrealized holding gains and losses related to these securities are excluded from net earnings (loss) and are included in other comprehensive income ("OCI") until such gains or losses are realized.

       (c)   Translation of foreign currencies

             The functional currency of the Company is the United States dollar. The financial statements of the Company's operations whose functional currency is other than the United States dollar are translated from such functional currency to United States dollars using the current rate method, except for those operations in countries considered to have a highly inflationary economy, as described below. Under the current rate method, assets and liabilities are translated at the exchange rates in effect at the balance sheet date. Revenues and expenses, including gains and losses on foreign exchange transactions, are translated at average rates for the period. Where the current rate method is used, the unrealized translation gains and losses on the Company's net investment in these operations, including long-term intercompany advances, are accumulated in OCI.

             Transactions and financial statement items denominated in a currency other than the Company's functional currency are translated into United States dollars using the temporal method. In addition, the financial statements of operations in countries considered to have highly inflationary economies are translated into United States dollars using the temporal method. Under the temporal method, monetary assets and liabilities are translated at the exchange rates in effect at the balance sheet date. Non-monetary assets and liabilities are translated at historical exchange rates. Revenues and expenses are translated at average rates for the period, except for amortization which is translated on the same basis as the related assets. Exchange gains or losses are reflected in net earnings (loss).

             Where appropriate, Nortel Networks hedges a floating percentage of the exposure to foreign exchange gains and losses incurred on the translation of foreign operations. Hedging instruments used by Nortel Networks can include a combination of foreign currency denominated debt, foreign currency swaps and foreign currency forward contracts that are denominated in the same currency as the hedged operations. The translation gains and losses on these hedging instruments are recorded in OCI or net earnings (loss) and are expected to closely offset the translation amounts recorded in OCI for the hedged portion of these operations.

       (d)   Revenue recognition

             Revenues are recognized, net of trade discounts and allowances, upon shipment and when all significant contractual obligations have been satisfied and collection is reasonably assured. Software revenues are generally recognized when delivered in accordance with all terms and conditions of the customer contracts, upon acceptance by the customer, and when collection is reasonably assured.

             Revenues on long-term contracts, including turnkey contracts, are recognized using the percentage-of-completion method on the basis of percentage of costs incurred to date on a contract, relative to the estimated total contract costs. Profit estimates on long-term contracts are revised periodically based on changes in circumstances and any losses on contracts are recognized in the period that such losses become known. Generally, the terms of long-term contracts provide for progress billing based on completion of certain phases of work. Service revenues are recognized at the time of performance or proportionately over the term of the contract, as appropriate.

             Nortel Networks provides extended payment terms on certain software contracts and may sell these receivables to third parties. The fees on these contracts are considered fixed or determinable based on Nortel Networks standard business practice of using these types of contracts as well as Nortel Networks history of successfully collecting under the original payment terms without making concessions. For software arrangements involving multiple elements, Nortel Networks allocates revenue to each element based on objective evidence of relative fair values, which are derived by allocating a value to each element that is based upon the prices charged when the element is sold separately.

             Nortel Networks makes certain sales through multiple distribution channels, primarily resellers and distributors. These customers are generally given certain rights of return. For products sold through these distribution channels, revenue is recognized from product sales at the time of shipment and accruals are also made for estimated returns at the time of shipment.

             Nortel Networks has adopted the recommendations of Staff Accounting Bulletin 101, "Revenue Recognition in Financial Statements" ("SAB 101"), effective January 1, 2000. The application of SAB 101 did not have a material adverse effect on the business, results of operations and financial condition of Nortel Networks.

             Accruals for warranty costs, sales returns and other allowances at the time of shipment are based on contract terms and prior claims experience.

       (e)   Research and development

             Research and development ("R&D") costs are charged to net earnings
             (loss) in the periods in which they are incurred, except for costs incurred pursuant to specific contracts with third parties which are charged to net earnings (loss) in the same period as the related revenue is recognized. Related global investment tax credits are deducted from the income tax provision.

       (f)  Income taxes

             Nortel Networks provides for income taxes using the asset and liability method. This approach recognizes the amount of taxes payable or refundable for the current year, as well as deferred tax assets and liabilities for the future tax consequences of events recognized in the financial statements and tax returns. Deferred income taxes are adjusted to reflect the effects of changes in tax laws or tax rates.

       (g)   Earnings (loss) per common share

             Basic earnings (loss) per common share are calculated using the weighted average number of common shares outstanding during the period. Diluted earnings per share are presented using the treasury stock method and are calculated by dividing net earnings applicable to common shares by the sum of the weighted average number of common shares outstanding and all additional common shares that would have been outstanding if potentially dilutive common shares had been issued.

       (h)   Cash and cash equivalents

             All highly liquid investments with original maturities of three months or less are classified as cash and cash equivalents. The fair value of cash and cash equivalents approximates the amounts shown in the financial statements.

       (i)   Inventories

             Inventories are valued at the lower of cost (calculated generally on a first-in, first-out basis) and net realizable value. The cost of finished goods and work in process is comprised of material, labour and manufacturing overhead.

       (j)   Plant and equipment

             Plant and equipment are stated at cost less accumulated depreciation. Depreciation is calculated generally on a straight-line basis over the expected useful lives of the plant and equipment. The expected useful lives of buildings are twenty to forty years, and of machinery and equipment are five to ten years.

       (k)   Intangible assets

             Acquired technology represents the value of the proprietary "know-how" which was technologically feasible as of the acquisition date, and is charged to net earnings (loss) on a straight-line basis over its estimated useful life of two to three years.

             Goodwill represents the excess of the purchase prices over the fair values of the identifiable net assets of the Company's subsidiaries, joint ventures and associated companies, and is amortized on a straight-line basis over its estimated useful life of three to twenty years.

       (l)   Impairment of goodwill and other long-lived assets

             When events and circumstances warrant a review, the Company evaluates the carrying value of goodwill and long-lived assets to be held and used in accordance with SFAS No. 121, "Accounting for the Impairment of Long-lived Assets and for Long-lived Assets to be Disposed Of". The carrying value of an asset is considered impaired when the anticipated undiscounted cash flow from such asset is less than its carrying value. In that event, a loss is recognized based on the amount by which the carrying value exceeds the fair market value. Fair market value is determined using the anticipated cash flows discounted at a rate commensurate with the risk involved. Losses on long-lived assets to be disposed of are determined in a similar manner, except that fair market values are reduced by the cost to dispose of such assets.

       (m)   Derivative financial instruments

             Nortel Networks enters into forward, swap and option contracts to manage its exposure to fluctuations in interest rates and foreign exchange rates. These derivative financial instruments are effective in meeting the risk reduction objectives of Nortel Networks by generating cash flows which offset the cash flows related to the underlying position in respect of amount and timing. Nortel Networks does not hold or issue derivative financial instruments for trading purposes.

             A target level of the total foreign currency risk associated with firm purchase and sale commitments denominated in a foreign currency is hedged through a combination of forward contracts and options. The foreign currency gains and losses on these contracts are not recognized in the consolidated financial statements until the underlying firm commitment is recorded in net earnings (loss). At that time, the gains or the losses on such derivatives are recorded in net earnings (loss) as an adjustment to the underlying transaction. Premiums paid with respect to options are deferred and charged to net earnings (loss) over the contract period.

             Interest rate swap contracts are designated as hedges of the interest rate of certain financial instruments, including debt and certain receivables and payables. The interest payments relating to swap contracts are recorded in net earnings (loss) over the life of the underlying transaction on an accrual basis as an adjustment to interest income or interest expense.

             Nortel Networks records in net earnings (loss) mark-to-market adjustments on financial instruments that do not meet the specific criteria for hedge accounting.

       (n)   Pension, post-retirement and post-employment benefits

             Pension expense, based on management's assumptions, consists of the actuarially computed costs of pension benefits in respect of the current year's service; imputed interest on plan assets and pension obligations; and straight-line amortization of experience gains and losses, assumption changes and plan amendments over the expected average remaining service life of the employee group.

             The expected costs of post-retirement and certain post-employment benefits, other than pensions, to active employees are accrued for in the consolidated financial statements during the years employees provide service to Nortel Networks. Other post-employment benefits are recognized when the event triggering the obligation occurs.

       (o)   Receivables sales

             Generally, Nortel Networks retains servicing rights and in some cases provides limited recourse when it sells receivables. A gain or loss is recorded at the date of the sale and is based upon, in part, the previous carrying amount of the financial assets involved in the transfer allocated between the assets sold and the retained interests based on their relative fair value at the date of the transfer. Fair value is generally estimated based on the present value of the estimated future cash flows expected under management's assumptions, including discount rates assigned commensurate with risks.

             Nortel Networks generally does not record an asset or liability related to servicing, as the annual servicing fees are equivalent to those that would be paid to a third party servicer. Certain transactions will enable the servicer, which is generally Nortel Networks, to receive a servicing bonus at the maturity of the transaction if certain performance criteria are met. The ultimate collection of servicing bonuses is based on the collectibility and credit experience of the assets sold and Nortel Networks initially values the servicing bonus at a fair value of nil based on the determination that future credit losses will offset the servicing bonus.

             Nortel Networks reviews the fair value assigned to retained interests at each reporting date subsequent to the date of the transfer. Fair value is reviewed using similar valuation techniques as those used to initially measure the retained interest and, if a change in events or circumstances warrants, the fair value is adjusted.

       (p)   Use of estimates

             The preparation of the Company's consolidated financial statements in conformity with generally accepted accounting principles ("GAAP") requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Estimates are used when accounting for items and matters such as long-term contracts, allowance for uncollectible accounts receivable, inventory obsolescence, product warranty, amortization, asset valuations, employee benefits, taxes, restructuring and other provisions, in-process research and development ("IPR&D") and contingencies.

       (q)   Recent pronouncements

             Beginning January 1, 2001, Nortel Networks will be adopting Statement of Financial Accounting Standards ("SFAS") No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS 133"), and the corresponding amendments under SFAS No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities - an amendment of SFAS No. 133" ("SFAS 138"), which amends certain provisions of SFAS 133. SFAS 133 requires that all derivative financial instruments be recognized in the financial statements and measured at fair value regardless of the purpose or intent for holding them. Changes in the fair value of derivative financial instruments are either recognized periodically in net earnings (loss) or shareholders' equity (as a component of OCI), depending on whether the derivative is being used to hedge changes in fair value or cash flows. SFAS 138 expanded the normal purchase and sale exemption for supply contracts, to permit the offsetting of certain intercompany foreign currency derivatives and thus reducing the number of third party derivatives, permitting hedge accounting for foreign-currency denominated assets and liabilities, and redefining interest rate risk to reduce sources of ineffectiveness.

             The impact of adopting SFAS 133 and the corresponding amendments under SFAS 138 is expected to result in a cumulative after tax increase in net earnings of approximately $16 and an after tax charge to OCI of approximately $7.

             In September 2000, the Financial Accounting Standards Board issued SFAS No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities - a replacement of FASB Statement No. 125" ("SFAS 140"). SFAS 140 revises certain standards for accounting for securitization and other transfers of financial assets and collateral. In addition, SFAS No. 140 requires certain additional disclosures that were not previously required. The additional disclosure requirements were effective for financial statements for fiscal years ending after December 15, 2000 and have been adopted for the year ended December 31, 2000. The revised accounting standards of SFAS 140 are effective for transactions occurring after March 31, 2001. The application of the revised accounting standards of SFAS 140 are not expected to have a material adverse effect on the business, results of operations and financial condition of Nortel Networks.

3.     DISCONTINUED OPERATIONS

       On June 14, 2001, the Company's Board of Directors approved a plan to discontinue Nortel Networks access solutions operations consisting of all of Nortel Networks narrowband and broadband solutions, including copper, cable, and fixed wireless solutions, as well as Nortel Networks current consolidated membership interest in Arris Interactive LLC and equity investment in Elastic Networks Inc. Also affected by the decision, as outlined in note 6, are Nortel Networks prior acquisitions of Sonoma Systems, Promatory Communications, Inc., Aptis Communications, Inc., and Broadband Networks Inc. Nortel Networks is currently working to dispose of or transition the ownership of certain operations. Any operations not disposed of or so transitioned are expected to be closed. This plan is expected to be completed over the next twelve months.

       Pursuant to Accounting Principles Board Opinion No. 30, "Reporting the Results of Operations - Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions," the accompanying Consolidated Financial Statements and notes thereto of the Company have been restated to reflect the decision to discontinue Nortel Networks access solutions operations for all periods presented. Accordingly, the revenues, costs and expenses, assets and liabilities, and cash flows of Nortel Networks access solutions operations have been segregated in the accompanying Consolidated Statements of Operations, Consolidated Balance Sheets, and Consolidated Statements of Cash Flows, and are reported as "Discontinued Operations".

       The results of discontinued operations for the years ended December 31, 2000, 1999, and 1998, presented in the accompanying Consolidated Statements of Operations, were as follows:

                                                                        2000               1999              1998
                                                                       -------            -------           ------
       Revenues                                                        $ 2,327            $ 1,659           $  773

       Net loss from discontinued operations - net of tax recovery
         of $99, $50, and $68 in 2000, 1999, and 1998, respectively    $  (475)           $   (94)          $ (689)

       The assets and liabilities of discontinued operations presented in the accompanying Consolidated Balance Sheets as at December 31, were as follows:

                                                                                            2000              1999
                                                                                          --------          --------
        Accounts receivable - net                                                         $    923          $    721
        Inventories                                                                            509               191
        Other current assets                                                                    90                20
                                                                                          --------          --------
        Total current assets of discontinued operations                                      1,522               932
        Intangibles - net                                                                    1,008                94
        Other long-term assets                                                                 598               200
                                                                                          --------          --------
        Total assets of discontinued operations                                           $  3,128          $  1,226
                                                                                          ========          ========
        Current liabilities                                                               $    186          $    158
        Long-term liabilities                                                                   74                 3
                                                                                          --------          --------
        Total liabilities of discontinued operations                                      $    260          $    161
                                                                                          ========          ========


       The net cash used in discontinued operations for the years ended December 31, 2000, 1999, and 1998, presented in the accompanying Consolidated Statements of Cash Flows, were as follows:

                                                                      2000                1999               1998
                                                                     -------             ------             -------
       CASH FLOWS USED IN DISCONTINUED OPERATIONS
         Operating activities                                        $  (784)            $ (570)            $  (326)
         Investing activities                                           (356)               (85)               (122)
                                                                     -------             ------             -------
       Net cash used in discontinued operations                      $(1,140)            $ (655)            $  (448)
                                                                     =======             ======              =======

4.     SEGMENTED INFORMATION

       General description

       Nortel Networks customers, markets, and solutions continue to evolve. As a result, the specific customer groups identified within our previous Service Provider and Carrier segment and Enterprise segment have now merged or become uniform. In response to this change, Nortel Networks changed the way it manages its business to reflect a focus on providing seamless networking solutions and service capabilities to its customers commencing in the period ended March 31, 2001. Financial information by segment and customer solution has been restated and presented in the accompanying Consolidated Financial Statements on this new basis for the years ended December 31, 2000, 1999, and 1998. Geographical information did not change as a result of this new basis of reporting.

       Nortel Networks operations include two reportable operating segments: the Network Infrastructure segment ("Network Infrastructure"); and the Photonics Components segment ("Photonics Components"). Network Infrastructure consists of all networking solutions and includes optical inter-city transmission products, metropolitan optical transmission products, core Internet Protocol networking solutions (including packet and circuit switching), eBusiness and service solutions, and applications solutions and services for wireless networks. These networking solutions are used by service provider, carrier, and enterprise customers, including incumbent and competitive local exchange carriers, interexchange carriers, global carriers, wireless network providers, Internet service providers, application service providers, resellers, public utilities, cable television companies, large enterprises and their branch offices, small businesses, and home offices, as well as government, education, and utility organizations. Photonics Components consists of the optical and electronic component design and manufacturing operations for incorporation into Nortel Networks own products and for sale to other networking systems manufacturers and includes active and passive optical components, lasers and filters, transmitters and receivers, modules and subsystems, and microelectronics devices.

       "Other" represents operating segments and business activities which include certain customer premises-based voice and data networking solutions, global professional services, and civil works and original equipment manufacturer offerings. None of these operating segments or business activities meet the criteria to be disclosed as reportable segments.

       As described in note 3, Nortel Networks has reclassified the results of operations of its access solutions operations as discontinued operations. These operations were previously included as a separate operating segment within Other. The segment data included below has been restated to exclude amounts related to the operations of the access solutions operating segment.

       The Company's President and Chief Executive Officer ("CEO") has been identified as the chief operating decision maker in assessing the performance of the segments and the allocation of resources to the segments. The CEO relies on the information derived directly from Nortel Networks management reporting system which provides revenue and gross profit information by segment. The CEO reviews selling, general and administrative expense, research and development expense, and the costs associated with acquisitions on a total Nortel Networks basis. Therefore, Nortel Networks does not allocate these costs to the segments as the CEO does not use this information to either assess the performance of or allocate resources to the segments. In addition, the CEO does not review asset information on a segmented basis. Intersegment sales are based on fair market values. All intersegment profit, including any unrealized profit on ending inventories, is eliminated on consolidation. The accounting policies of the segments are the same as those described in note 2.

       Segments

       The following tables set forth information by segments for the years ended December 31:

                                                                            2000                1999                1998
                                                                         ---------           ---------           ---------
        REVENUES
        Network Infrastructure                                           $  22,524           $  14,364           $  12,142
        Photonics Components                                                 2,425               1,045                 547
        Other                                                                4,951               5,024               3,796
        Intersegment sales elimination                                      (1,952)               (805)               (401)
                                                                         ---------           ---------           ---------
        Total                                                            $  27,948           $  19,628           $  16,084
                                                                         =========           =========           =========
        GROSS PROFIT
        Network Infrastructure                                           $  10,425           $   6,627           $   5,402
        Photonics Components                                                   890                 389                 200
        Other                                                                1,562               1,886               1,470
        Intersegment inventory unrealized profit elimination - net             (43)                (55)                 (4)
                                                                         ---------           ---------           ---------
        Total                                                            $  12,834           $   8,847           $   7,068
                                                                         =========           =========           =========
        GROSS MARGIN
        Network Infrastructure                                                46.3%               46.1%               44.5%
        Photonics Components                                                  36.7%               37.2%               36.6%
        Other                                                                 31.5%               37.5%               38.7%
        Nortel Networks                                                       45.9%               45.1%               43.9%



       Customer solutions revenues

       The following table sets forth external revenues by customer solutions for the years ended December 31:

                                                                           2000                1999                1998
                                                                         ---------           ---------           ---------
        Optical inter-city                                               $   6,912           $   3,059           $   1,635
        Local internet                                                      10,520               7,428               6,862
        Wireless internet                                                    5,092               3,877               3,645
        Other (a)                                                            5,424               5,264               3,942
                                                                         ---------           ---------           ---------
        Total                                                            $  27,948           $  19,628           $  16,084
                                                                         =========           =========           =========

        (a) Other includes the external customer solutions revenue of $473, $240, and $146 of the Photonics Components segment for the years ended December 31, 2000, 1999, and 1998 respectively.

        Geographic information

        The following table sets forth external revenues by geographic regions for the years ended December 31:

                                                                           2000                1999                1998
                                                                         ---------           ---------           ---------
        EXTERNAL REVENUES (a)
        United States                                                    $  16,893           $  11,632           $   9,356
        Canada                                                               1,505               1,244               1,246
        Other countries                                                      9,550               6,752               5,482
                                                                         ---------           ---------           ---------
        Total                                                            $  27,948           $  19,628           $  16,084
                                                                         =========           =========           =========

       (a) Revenues are attributable to geographic regions based on the location of the customer.

       The following table sets forth long-lived assets by geographic regions as at December 31:

                                                                                               2000               1999
                                                                                             --------            -------
        LONG-LIVED ASSETS (a)
        United States                                                                        $ 18,320            $ 6,474
        Canada                                                                                  1,641                966
        Other countries                                                                         1,354              1,042
                                                                                             --------            -------
        Total                                                                                $ 21,315            $ 8,482
                                                                                             ========            =======

        (a) Represents plant and equipment - net and intangible assets - net that are identified with each geographic region.

5.     LOSS PER COMMON SHARE

       Basic loss per common share was calculated by dividing the net loss by the weighted average number of common shares outstanding during the period. As a result of net losses for the years ended December 31, 2000, 1999 and 1998, the effect of converting options and redeemable preferred shares was antidilutive.

       The following table details the weighted average number of common shares outstanding for the years ended December 31:

       (in millions of shares)                                            2000                 1999               1998
       ----------------------------------------------                    ------               ------             ------
       Weighted average number of common shares
         outstanding - basic                                              2,953                2,705              2,288

       Weighted-average effect of dilutive securities:
         Employee stock options                                             155                   60                 74
                                                                         ------               ------             ------
       Weighted average number of common shares
         outstanding - diluted                                            3,108                2,765              2,362
                                                                         ======               ======             ======

       For the years ended December 31, 2000, 1999 and 1998, 69,522,903,
       44,456,438 and 31,709,644 options, respectively, were excluded from the computation of weighted average number of common shares outstanding - diluted as the applicable option exercise price was greater than the average market price of the common shares.

       On April 27, 2000, as part of the Arrangement, the shareholders of Old Nortel approved the New Nortel Stock Split. The New Nortel Stock Split was effective for registered common shareholders at the close of business on May 5, 2000. On July 29, 1999, Old Nortel announced a stock dividend of one common share on each of its issued and outstanding common shares paid to shareholders of record as of the close of business on August 17, 1999 (the "1999 Stock Dividend"). All references to loss per common share from continuing operations, loss per common share from discontinued operations, dividends declared per common share, weighted average number of common shares outstanding and common shares issued and outstanding, have been restated to reflect the impact of the New Nortel Stock Split and 1999 Stock Dividend, respectively, on a retroactive basis.

6.     ACQUISITIONS

       The following tables set out certain information as at December 31, 2000 for the acquisitions completed by Nortel Networks in the years ended December 31, 2000, 1999 and 1998. All of these acquisitions were accounted for using the purchase method. The accompanying Consolidated Financial Statements include the operating results of each of these businesses from their respective dates of acquisition.

       All acquisitions completed prior to May 1, 2000 were consummated by Old Nortel or its subsidiaries. The number of common shares issued as consideration and the number of stock options assumed in those acquisitions have been restated to reflect the impact of the Arrangement, including the exchange of Old Nortel's common shares for New Nortel's common shares and the New Nortel Stock Split. Since May 1, 2000, acquisitions involving any share consideration have been consummated by New Nortel, while acquisitions not involving share consideration have continued to be consummated by Old Nortel or its subsidiaries.

       Purchase price allocation and amortization period for intangible assets

                                                            Acquired                     Net Tangible       Deferred Stock
       Closing Date         Purchase        Goodwill       Technology                       Assets              Option
       & Acquisition          Price        (-- amortization  period --)      IPR&D       (Liabilities)       Compensation
       -------------        --------       ----------------------------     -------      -------------      --------------
       2000
       October 19
       Sonoma (a) (i)        $   462        $   411         $   28           $   26         $  (18)             $  15
                                           (3 years)       (3 years)

       October 5
       Alteon (ii)           $ 8,054        $ 6,705         $  391           $  403         $  127              $ 428
                                           (4 years)       (3 years)

       September 5
       EPiCON (iii)          $   284        $   262         $   13           $    6         $   (1)             $   4
                                           (3 years)       (3 years)

       July 1
       Architel (iv)         $   472        $   420         $   17           $   16         $   17              $   2
                                           (4 years)       (2 years)

       June 23
       CoreTek (v)           $ 1,203        $   946         $  115           $  176         $  (34)             $   -
                                           (3 years)       (3 years)

       June 2
       Xros (vi)             $ 3,227        $ 3,004         $   29           $  191         $    3              $   -
                                           (3 years)       (3 years)

       May 12
       Photonic (vii)        $    32        $    29         $    -           $    -         $    3              $   -
                                           (3 years)

       March 23
       Promatory (a)
       (viii)                $   771        $   659         $   60           $   50         $    2              $   -
                                           (3 years)       (3 years)

       March 16
       Clarify (ix)          $ 2,114        $ 1,812         $  210           $   64         $   28              $   -
                                           (3 years)       (2 years)

       January 28
       Qtera (x)             $ 3,004        $ 2,412         $    -           $  559         $   33              $   -
                                           (3 years)



                                                            Acquired                     Net Tangible       Deferred Stock
       Closing Date         Purchase        Goodwill       Technology                       Assets              Option
       & Acquisition          Price        (-- amortization  period --)      IPR&D       (Liabilities)       Compensation
       -------------        --------       ----------------------------     -------      -------------      --------------
       January 24
       Dimension (xi)        $    52        $   45          $     -          $    -         $    7              $   -
                                           (4 years)
       Other (xii)

       1999
       November 12
       Periphonics           $   481        $  271          $    66          $   68         $   76              $   -
       (xiii)                              (4 years)       (3 years)

       April 16
       Shasta                $   349        $  164          $     -          $  180         $    5              $   -
       Networks (xiv)                      (3 years)

       1998
       December 15
       Cambrian (xv)         $   248        $   48          $     -          $  204         $   (4)             $   -
                                           (5 years)

       August 31
       Bay                   $ 9,060        $ 5,345         $ 2,050          $1,000         $  665              $   -
       Networks (xvi)                      (5 years)       (3 years)

       June 8
       r3(xvii)              $    24        $     4         $     -          $   20         $    -              $   -
                                           (5 years)

       April 22
       Aptis (a)             $   286        $    72         $     -          $  203         $   11              $   -
       (xviii)                              (5 years)

       January 9
       BNI (a) (xix)         $   433           $ 75         $     -          $  329         $   29              $   -
                                            (5 years)

       Other (xx)

       (a) As described in note 3, the acquisitions of Sonoma, Promatory, Aptis, and BNI are included in discontinued operations.

       Form of initial consideration and other

       (i) Sonoma Systems ("Sonoma") was a developer of high-speed integrated video, data and voice communications delivery simultaneously over a single connection. In connection with the acquisition, the Company issued approximately 4.8 million common shares and assumed the equivalent of approximately 1.3 million stock options to purchase common shares of the Company. The fair value of the assumed Sonoma stock options, using the Black-Scholes valuation model, was $83. The purchase price allocation noted above is preliminary and is based on Nortel Networks' estimate pending the completion of independent appraisals.

       (ii) Alteon WebSystems, Inc. ("Alteon") was a provider of next generation Internet infrastructure solutions. In connection with the acquisition, the Company issued approximately 81.9 million common shares and assumed the equivalent of approximately 29.0 million stock options to purchase common shares of the Company. The fair value of the assumed Alteon stock options, using the Black-Scholes valuation model, was $1,692. The purchase price allocation noted above is preliminary and is based on Nortel Networks estimate pending the completion of independent appraisals.

                As part of the acquisition the Company assumed a call/put option between Alteon and one of its cost investments. The option provides that the Company is required to purchase all of the shares of the cost investment not owned by the Company in the event of delivery to, and acceptance of certain products by, Nortel Networks by the fourth quarter of 2001. The value of the option is between $120 and $180 and is dependent on the date of product delivery and acceptance.

                Subsequent to the completion of the acquisition, the Company sold Alteon's network interface card division to 3Com Corp. for $110 in cash, resulting in a $103 decrease to the goodwill recorded on the acquisition.

       (iii) EPiCON, Inc. ("EPiCON") was a provider of a software platform that enables application service providers to deliver and manage applications as services over the Internet. In November 1999, Nortel Networks made an initial investment in EPiCON, representing an approximate 9 percent ownership interest. On September 5, 2000, the Company issued approximately 4.3 million common shares and assumed the equivalent of approximately 1.0 million stock options to purchase common shares of the Company to acquire the remaining approximate 91 percent ownership interest. The fair value of the assumed EPiCON stock options, using the Black-Scholes valuation model, was $38.

       (iv) Architel Systems Corporation ("Architel") was a provider of software systems that allow service providers to provide Internet and other next-generation IP services. In connection with the acquisition, the Company issued approximately 6.0 million common shares and assumed the equivalent of approximately 0.8 million stock options to purchase common shares of the Company. The fair value of the assumed Architel stock options, using the Black-Scholes valuation model, was $40.

       (v) CoreTek, Inc. ("CoreTek") was a developer of strategic optical components. In connection with the acquisition, the Company issued approximately 14.5 million common shares and assumed the equivalent of approximately 3.4 million stock options to purchase common shares of the Company. The fair value of the assumed CoreTek stock options, using the Black-Scholes valuation model, was $175.

       (vi) Xros, Inc. ("Xros") was a developer of second-generation, large-scale, fully photonic switching. In connection with the acquisition, the Company issued approximately 52.9 million common shares and assumed the equivalent of approximately 2.1 million stock options to purchase common shares of the Company. The fair value of the assumed Xros stock options, using the Black-Scholes valuation model, was $76.

       (vii) Photonic Technologies, Inc. ("Photonic") was a developer of optical component technology for the manipulation and control of the polarization of light. In connection with the acquisition, Nortel Networks paid approximately $32 in cash to acquire the remaining approximate two-thirds ownership interest in Photonic that it did not previously own.

       (viii) Promatory Communications, Inc. ("Promatory") was a developer of Digital Subscriber Line ("DSL") platforms for high-speed Internet access. In connection with the acquisition, the Company issued approximately 13.9 million common shares, of which approximately 1.3 million common shares of the Company were issued into escrow related to contingent consideration. The equivalent of approximately 0.3 million stock options to purchase common shares of the Company were also assumed. The fair value of the assumed Promatory stock options, using the Black-Scholes valuation model, was $14. These issued shares and assumed stock options exclude the common shares that are to be issued to the former holders of assumed stock options on the achievement of certain business objectives.

       (ix) Clarify Inc. ("Clarify") was a provider of eBusiness front office solutions. In connection with the acquisition, the Company issued approximately 63.4 million common shares and assumed the equivalent of approximately 17.6 million stock options to purchase common shares of the Company. The fair value of the assumed Clarify stock options, using the Black-Scholes valuation model, was $363.

       (x) Qtera Corporation ("Qtera") was a producer of ultra-long-reach optical networking systems. In connection with the acquisition, the Company issued approximately 56.4 million common shares, of which approximately 10.4 million common shares of the Company were issued into escrow related to contingent consideration. The equivalent of approximately 7.4 million stock options to purchase common shares of the Company and 1.9 million warrants convertible into common shares of the Company were assumed. The fair values of the assumed Qtera stock options and warrants, using the Black-Scholes valuation model were $349 and $78, respectively. These issued shares, assumed stock options and assumed warrants exclude the common shares that are to be issued to the former holders of assumed stock options and warrants on the achievement of certain business performance objectives.

       (xi) Dimension Enterprises, Inc. ("Dimension") was an engineering and business strategy consulting firm. In connection with the acquisition, Nortel Networks paid approximately $37 in cash for Dimension.

       (xii)    Other

                Nortel Dasa

                Effective January 1, 2000, Nortel Networks increased its ownership interest in Nortel Networks Germany GmbH and Co. KG (formerly known as Nortel Dasa Network Systems GmbH and Co. KG) ("Nortel Dasa"), previously a joint venture with DaimlerChrysler Aerospace AG ("DC Aerospace") (now merged with Aerospatiale Matra to form European Aeronautics, Defense and Space Company ("EADSC")) in Germany, from a 50 percent joint control interest to a 58 percent controlling interest.

                MNC

                Effective January 1, 2000, Nortel Networks increased its ownership interest in Matra Nortel Communications S.A.S. ("MNC"), previously a joint venture with Aerospatiale Matra in France (now merged with DC Aerospace to form EADSC), from a 50 percent joint control interest to a 55 percent controlling interest.

       (xiii) Periphonics Corporation ("Periphonics") was a provider of interactive voice solutions used in call centers and other voice and data network applications. In connection with the acquisition, the Company issued approximately 16.8 million common shares and assumed the equivalent of approximately 1.9 million stock options to purchase common shares of the Company. The fair value of the assumed Periphonics stock options, using the Black-Scholes valuation model, was $30.

       (xiv) Shasta Networks, Inc. ("Shasta Networks") was a provider of gateways and systems for IP public data networks. In connection with the acquisition, the Company issued approximately 18.5 million common shares.

       (xv) Cambrian Systems Corporation ("Cambrian") was a producer of metropolitan optical networking technology. In connection with the acquisition, Nortel Networks paid approximately $231 in cash and assumed additional liabilities of $17.

       (xvi) Bay Networks, Inc. ("Bay Networks") was a provider of networking products and services. In connection with the acquisition, the Company issued approximately 540.0 million common shares and assumed the equivalent of approximately 94.5 million stock options to purchase common shares of the Company. The fair value of the assumed Bay Networks stock options, using the Black-Scholes valuation model, was $848. The allocation of the purchase price included tangible assets of $1,881 and assumed liabilities of $1,223.

       (xvii) Entrust Technologies, Inc. ("Entrust Technologies"), formerly a Nortel Networks subsidiary, acquired r3 Security Engineering AG ("r3") for approximately 1.1 million common shares of Entrust Technologies and cash consideration of $4.

       (xviii) Aptis Communications, Inc. ("Aptis") was a remote-access data networking start-up company. In connection with the acquisition, the Company issued approximately 10.1 million common shares and Nortel Networks paid cash consideration of $5.

       (xix) Broadband Networks Inc. ("BNI") was engaged in the design and manufacture of fixed broadband wireless communications networks. In connection with the acquisition, the Company issued approximately 22.5 million common shares and Nortel Networks paid cash consideration of $149.

       (xx)     Other

                In December 1998, Nortel Networks acquired all of the common and preferred shares of Nortel Technology Limited ("Nortel Technology"), formerly known as Bell-Northern Research Ltd., owned by Bell Canada for $18 in cash (the approximate fair value of such shares). The transaction increased Nortel Networks ownership of Nortel Technology from 70 percent to 100 percent. This transaction was recorded at the exchange amount.

                In May 1998, Nortel Networks and Lagardere SCA ("Lagardere") entered into an amended and restated participation agreement to realign MNC, in which Nortel Networks and Lagardere each held a 50 percent ownership interest. The agreements relating to this realignment provided for, among other things: (i) Matra Communication S.A.S. to change its name to Matra Nortel Communications S.A.S., (ii) Nortel Networks to transfer at their exchange amounts the assets and liabilities of its distribution business in France to MNC, (iii) MNC to sell its 50 percent ownership in Matra Ericsson Telecommunications, and (iv) Nortel Networks to lend $120 to MNC. The loan was payable by MNC to Nortel Networks either in cash or by way of transfer of MNC's 34 percent equity interest in Nortel Matra Cellular SCA ("NMC") (now known as Nortel Networks S.A.). In December 1999, Nortel Networks exercised its option, at its sole discretion, for repayment of the loan by way of transfer of the NMC shares. The transaction increased Nortel Networks direct ownership of NMC by 34 percent to 100 percent. The transaction was recorded at the exchange amount of $120. After July 1, 1999, Lagardere may, under specific circumstances, require Nortel Networks to purchase all of its equity participation in MNC at a price to be based partly on a formula and partly on the fair market value as determined at the time. In 1999, Lagardere transferred its ownership in MNC to Aerospatiale Matra, a company controlled by Lagardere. Aerospatiale Matra subsequently merged with DC Aerospace to form EADSC.

       The acquisitions of Sonoma, Alteon, EPiCON, Architel, CoreTek, Xros, Photonic, Promatory, Clarify, Qtera and Dimension are collectively referred to herein as the "2000 Acquisitions". On a pro forma basis, if the 2000 Acquisitions had occurred on January 1, 2000, the amortization of goodwill and acquired technology would have increased by approximately $2,455 for the year ending December 31, 2000.

       Contingent consideration

       In certain acquisition transactions, Nortel Networks agrees to additional purchase consideration upon the achievement of specific objectives by the acquired business. The achievement of these objectives results in an increase in the purchase price of the acquired business for consideration subsequent to the purchase date, and a corresponding increase to the goodwill recorded on the acquisition. The maximum contingent consideration is fixed as at the date of acquisition. The following table outlines acquisitions completed by Nortel Networks for the years ended December 31, 2000, 1999 and 1998 for which it was possible for contingent consideration to be earned during the year ended December 31, 2000, if the acquired businesses met the specific performance objectives.

                                     MAXIMUM         CONTINGENT
       YEAR &                       CONTINGENT      CONSIDERATION
       ACQUISITION                 CONSIDERATION   EARNED TO DATE       OTHER
       -----------------           -------------   --------------       -----
       2000
       Sonoma (a)                    $    60          $     -           Payable in common shares, upon Sonoma achieving certain
                                                                        business performance objectives by the fourth quarter
                                                                        of 2001.

       CoreTek                       $   364          $   156           Payable in common shares, upon CoreTek achieving
                                                                        certain business performance objectives in 2000 and the
                                                                        first quarter of 2001.

       Photonic                      $     5          $     -           Payable in cash, upon Photonic achieving certain business
                                                                        performance objectives by the end of 2002.

       Promatory (a)                 $    75          $    57           Payable in common shares, upon Promatory achieving
                                                                        certain business performance objectives in 2000.

       Qtera                         $   500          $   300           Payable in common shares, upon Qtera achieving certain
                                                                        business performance objectives by the first quarter of
                                                                        2001.

       Dimension                     $    34          $    15           Payable in cash, upon Dimension achieving certain
                                                                        business performance objectives by the end of 2002.

       1999
       Shasta Networks               $    18          $    18           Payable in cash, upon Shasta Networks achieving
                                                                        certain operational milestones.  Of the $18, $9 and
                                                                        $9 were earned in 2000 and 1999, respectively.


       (a) As described in note 3, the acquisitions of Sonoma and Promatory are included in discontinued operations.

       In-process research and development

       IPR&D charges represent the value on closing of a business purchase combination of the acquired research and development which was not technologically feasible as of the acquisition date and, other than its intended use, had no alternative future use.

       Included in the purchase price allocations for the 2000 Acquisitions was an aggregate amount of IPR&D of $1,491 which was charged to net loss in the period. Independent valuations were performed to assess and allocate a value to IPR&D. The value allocated to IPR&D represented the estimated fair value based on risk-adjusted future cash flows generated from the products that would result from each of the in-process projects. Estimated future after tax cash flows of each project, on a product by product basis, were based on Nortel Networks estimates of revenues less operating expenses, cash flow adjustments, income taxes and charges for the use of contributory assets. Future cash flows were also adjusted for the value contributed by any core technology and development efforts that were completed post-acquisition.

       Revenues were estimated based on relevant market size and growth factors, expected industry trends, individual product sales cycles, the estimated life of each product's underlying technology, and historical pricing. Estimated operating expenses include cost of goods sold, selling, general and administrative and R&D expenses. The estimated R&D expenses include costs to maintain the products once they have been introduced into the market and are generating revenues and costs to complete the IPR&D. Operating expense estimates were consistent with historical margins and expense levels for similar products.

       The discount rates used to discount the projected net returns were based on a weighted average cost of capital relative to Nortel Networks and the high technology industry, as well as the product-specific risk associated with the IPR&D projects. Product-specific risk includes the stage of completion of each product, the complexity of the development work completed to date, the likelihood of achieving technological feasibility, and market acceptance.

       The forecast data employed in the analyses was based upon both forecast information maintained by the acquired companies and Nortel Networks estimate of future performance of the business. The inputs used by Nortel Networks in analyzing IPR&D were based upon assumptions that Nortel Networks believes to be reasonable but which are inherently uncertain and unpredictable. These assumptions may be incomplete or inaccurate, and no assurance can be given that unanticipated events and circumstances will not occur. Accordingly, actual results may vary from the forecasted results. While Nortel Networks believes that all of the development projects will be successfully completed, failure of any of these projects to achieve technological feasibility, and/or any variance from forecasted results, may result in a material adverse effect on the business, results of operations and financial condition of Nortel Networks.

       A brief description of the IPR&D projects in process or completed during the fourth quarter ended December 31, 2000, related to the 2000 Acquisitions, including an estimated percentage-of-completion of products within each project at their respective acquisition dates, is set forth in the table below.

                                                                                  ESTIMATED         EXPECTED
                                                                                 PERCENTAGE         COST TO         DISCOUNT
       ACQUISITION               IPR&D PROJECT                                    COMPLETE          COMPLETE          RATE
       -----------               --------------------------------------------    ----------        ---------        --------
       Sonoma (a)                Integrator Version 5.0                             86%             $ 0.2             19%

                                 Integrator is a Broadband Integrated Integral Access Device that allows service providers to deliver integrated voice and data services over their existing asynchronous transfer mode infrastructure. Integrator provides business-class Internet access, Frame Relay, high speed local area network services, and video and digital voice services. The project is expected to be completed and to begin contributing to consolidated revenues by the end of the first quarter of 2001.

       Alteon                    A network processing Application                   N/A            $ 2.9              40%
                                 Specific Integrated Circuit ("ASIC")
                                 for Alteon 700 Web Switches

                                 The network processing ASIC is optimized for web switching and provides advanced computational capabilities that enable the processing of entire web sessions and associated packets. The project was completed and began contributing to consolidated revenues in the fourth quarter of 2000.

                                 Web Switches and Traffic Management                N/A            $ 1.1              40%
                                 Software

                                 Web switches come in both stackable and modular forms and provide integrated traffic control services, such as load balancing, filtering, and bandwidth management, within a high performance Layer 4-7 switching platform. The project is expected to be completed and to begin contributing to consolidated revenues by the end of the second quarter of 2001.


                                                                                  ESTIMATED         EXPECTED
                                                                                 PERCENTAGE         COST TO         DISCOUNT
       ACQUISITION               IPR&D PROJECT                                    COMPLETE          COMPLETE          RATE
       -----------               --------------------------------------------    ----------        ---------        --------

                                 Tigon Version 2 ("Tigon")                          N/A             $ 0.8             40%

                                 Tigon is a next generation network processing ASIC that provides intelligent processing of data packets at very high speeds for network interface cards and web switches. The project was completed and began contributing to consolidated revenues in the fourth quarter of 2000.
                                 A subsequent release is currently in process and on schedule, with the completed project expected to begin contributing to consolidated revenues in the first quarter of 2001.


                                 Integrated Service Director ("iSD")                N/A             $ 0.6             40%

                                 iSD series is a new line of Web optimization tools designed to work in conjunction with
                                 Alteon's entire line of Web switches. It provides next generation infrastructure solutions that are designed to increase performance, availability, scalability, manageability and control of Web servers and Web data centers. The project was completed and began contributing to consolidated revenues in the fourth quarter of 2000.

                                 For purposes of determining the value of the IPR&D associated with the Alteon projects the discount rate used was adjusted upwards to factor in the level of completion of the IPR&D projects.

       EPiCON                    ALTiS Version 4.x                                  45%            $ 1.5              35%

                                 ALTiS is a software management and deployment platform that can be used by both application service providers and enterprise information technology departments to manage the deployment, installation and use of remote applications on remote Windows PCs. Nortel
                                 Networks has revised its original estimates and now expects that the project will be completed and will begin contributing to consolidated revenues by the end of the second quarter of
                                 2001.

       Architel                  Objectel version 2.4                               60%            $ 0.4              19%

                                 Objectel is a software system that provides accurate inventory management, which enables real-time, flow-through network and service provisioning. The project was completed and began contributing to consolidated revenues in the fourth quarter of 2000.

                                 Order Management System ("OMS") version             7%            $ 0.5              19%
                                 1.7

                                 OMS is a software system that reduces service delivery times, operating costs and time to market for new services by automating the network and service provisioning processes. The project is expected to be completed and to begin contributing to consolidated revenues in the first quarter of 2001.

       CoreTek                   Gain Tilt Monitor ("GTM")                          81%            $ 1.6              23%

                                 The GTM is a low-end wavelength monitor solution that provides a measure of relative power accuracy per channel in Dense Wavelength Division Multiplexing systems. The GTM was specifically designed to be used in every long-haul line amplifier. The project was subsequently merged with another ongoing development project and is expected to be completed and to begin contributing to consolidated revenues by the end of the second quarter of 2001.


                                                                                  ESTIMATED         EXPECTED
                                                                                 PERCENTAGE         COST TO         DISCOUNT
       ACQUISITION               IPR&D PROJECT                                    COMPLETE          COMPLETE          RATE
       -----------               --------------------------------------------    ----------        ---------        --------

                                 Optical Performance Monitor ("OPM")                75%             $ 2.4             23%

                                 The OPM is a high-end wavelength monitor. The OPM is designed to meet specifications provided by certain key telecommunication service providers. The project is expected to be completed and to begin contributing to consolidated revenues by the end of the first quarter of 2001.


                                 Laser Locker Card ("LLC")                          65%             $ 4.2             23%

                                 The LLC is a tunable laser configuration with an optical feedback loop for wavelength locking. The LLC uses a differential etalon approach that outputs a comparative signal into a closed feedback loop for tuning and locking the laser. The project was subsequently merged with another ongoing development project and Nortel Networks has revised its original estimate and now expects that the project will be completed and to begin contributing to consolidated revenues in the second quarter of 2001.

       Xros, Inc.                X-1000                                             65%             $ 8.8             22%

                                 The X-1000 is an all-optical cross-connect system for fiber-optic networks. The project is expected to be completed and to begin contributing to consolidated revenues in the second half of 2001.

       Qtera Corporation         Photonic Networking Systems                        56%             $ 15.8            22%

                                 Photonic Networking Systems are ultra-long-reach optical networking systems. These systems allow for scalable optical Internet capabilities, which enable high performance, rapid wavelength provisioning and restoration, and low cost survivable bandwidth. Nortel Networks has revised its original estimate and now expects that the project will be completed and will begin contributing to  consolidated revenues in the second quarter of 2001.

       (a) As described in note 3, the acquisition of Sonoma is included in discontinued operations.

       In order for Nortel Networks to succeed in the highly competitive and rapidly changing marketplace in which it operates, acquired assets must be integrated quickly into its Unified Networks solutions as enhancements of existing technology or as part of a larger platform. It is Nortel Networks normal practice to begin the integration of all acquired businesses (including management responsibilities, financial reporting and human resources) immediately following the closing of the transaction. As such, Nortel Networks does not specifically track revenues generated from completed IPR&D projects of acquired businesses subsequent to the closing and integration of acquisitions.

7.     RESEARCH AND DEVELOPMENT

                                                          2000              1999              1998
                                                       ---------         ---------         ---------
       R&D expense                                     $   3,633         $   2,724         $   2,318
       R&D costs incurred on behalf of others (a)             64               131                97
                                                       ---------         ---------         ---------
       Total                                           $   3,697         $   2,855         $   2,415
                                                       =========         =========         =========


       (a) These costs include R&D charged to customers of Nortel Networks pursuant to contracts that provide for full recovery of the estimated cost of development, material, engineering, installation and all other attracted costs, which are accounted for as contract costs.

8.     SPECIAL CHARGES AND ONE-TIME COSTS

       2000

                                                            CUMULATIVE DRAWDOWNS        PROVISION
                                                            --------------------      BALANCE AS AT
                                          SPECIAL             CASH      NON-CASH       DECEMBER 31,
                                          CHARGES           PAYMENTS     CHARGES          2000
                                          -------           --------    --------      -------------

       Workforce reduction                 $ 130             $   82       $   -           $   48
       Other                                 137                  -         137                -
                                           -----             ------       -----           ------
                                           $ 267             $   82       $ 137           $   48
                                           =====             ======       =====           ======

       In the year ended December 31, 2000, Nortel Networks recorded special charges aggregating to $267 relating to restructuring and other charges, and one-time costs of $2.

       Special charges

       Restructuring activities involved the implementation of Nortel Networks initiative to strategically realign resources into high growth areas of the business in response to shifts in customers' needs and transitions from older to newer technologies across Nortel Networks product portfolio, and the outsourcing of certain Information Services functions. The outsourcing of certain corporate services began in the third quarter of 1999.

       Workforce reduction charges of $130 primarily related to the cost of severance and related benefits for the termination of approximately 4,000 employees in the above noted restructuring activities, primarily in North America.

       Workforce reduction costs of approximately $30 related to approximately 2,000 employees in connection with the outsourcing of certain Information Services functions. The remaining workforce reduction charges of approximately $100 related primarily to approximately 2,000 employees in connection with the initiative to strategically realign resources.

       Other charges primarily represented a reduction of the goodwill related to MNC. Nortel Networks changed its business mandate for MNC from the product focus for which it was acquired, and restructured the business to focus on distribution channels.

       The provision balance has been drawn down by $219 resulting in a provision balance of $48 as at December 31, 2000. The remaining provision which is expected to be substantially drawn down by the second quarter of 2001 relates to the approximately 2,000 employees identified in the strategic resource realignment described above.

       One-time costs

       One-time costs related to inventory provisions associated with restructuring and were recorded in cost of revenues.

       1999

                                                               CUMULATIVE DRAWDOWNS        PROVISION
                                                               --------------------      BALANCE AS AT
                                             SPECIAL             CASH      NON-CASH        DECEMBER 31,
                                             CHARGES           PAYMENTS     CHARGES           2000
                                             -------           --------    --------      --------------


       Workforce reduction                    $  81             $   53        $  -         $   28
       Write-down of equipment                   14                  -          14              -
       Contract settlement and lease costs       30                 30           -              -
                                              -----             ------        ----         ------
                                              $ 125             $   83        $ 14         $   28
                                              =====             ======        ====         ======

       In the year ended December 31, 1999, Nortel Networks recorded special charges aggregating to $125 relating to restructuring costs and one-time costs of $49.

       Special charges

       Restructuring activities involved Nortel Networks exit of the Satellite and Time Division Multiple Access small switch operations within the former Service Provider and Carrier ("SP&C") segment, and the Consumer Products and Open Speech operations within the former Enterprise segment. The restructuring activities also involved the streamlining of the former SP&C manufacturing operations in connection with Nortel Networks strategy announced in January 1999.

       Also reflected in the 1999 restructuring costs were charges associated with Nortel Networks initiative to realign its resources into growth areas in response to industry shifts as well as create efficiencies within Nortel Networks existing organizations. This initiative impacted various organizations within the former SP&C and Enterprise segments largely within North America including the Mobility, Marketing and Communications, Global Service and Portfolio Networks organizations. Nortel Networks also restructured, for purposes of outsourcing, its corporate processes including a portion of its payroll, accounts payable, training and resourcing functions.

       Workforce reduction charges represented the cost of severance and related benefits for the termination of approximately 1,850 employees in the above noted restructuring activities.

       Workforce reduction costs of approximately $15 related to approximately 350 employees, in Canada and the United States, within the former Enterprise segment, as well as approximately 100 employees in the Caribbean and Latin America region, related to Nortel Networks exit from two of its businesses.

       Workforce reduction costs of approximately $17 represented the costs for the termination of approximately 310 employees in the former SP&C manufacturing operations in Belleville, Ontario related to Nortel Networks strategy announced in January 1999 to streamline these operations.

       Approximately $27 of the workforce reduction charge related to approximately 440 employees, largely in Canada and the United States, for Nortel Networks realignment of its resources for its various organizations within the former SP&C and Enterprise segments. The remaining charges of approximately $22 represented the termination costs for approximately 650 individuals related to the outsourcing of certain of Nortel Networks corporate processes.

       Write down of equipment and other assets charges totalled $14 in 1999. In conjunction with Nortel Networks exit of its Consumer Products, and Open Speech and Satellite operations, Nortel Networks determined various tooling, test, and diagnostic equipment to be redundant. Due to its specialized nature, this equipment could not be used in other areas and Nortel Networks recorded a provision reflecting the net book value related to these assets.

       Contract settlement and lease costs included lease termination costs for the Open Speech operations, as well as the write-off of leasehold improvements and furniture and fixtures related to these facilities. Nortel Networks determined that the sublet of these premises was unlikely and therefore the costs reflected amounts accrued for the remaining terms of the leases. Contract settlement costs included a negotiated settlement to cancel a contract with one customer within the Satellite operations and other contract settlements affected by Nortel Networks exit activities.

       The provision balance has been drawn down by $97 resulting in a provision balance of $28 as at December 31, 2000. The remaining provision is expected to be substantially drawn down by the first quarter of 2001. The remaining provision primarily relates to the employees identified in the strategic resource realignment initiatives described above.

       One-time costs

       The restructuring of the above noted businesses resulted in Nortel Networks no longer supporting several of its existing products and new product introductions. Nortel Networks recorded a charge to write-off the remaining book value of redundant raw materials inventory related to the Consumer Products operations and the former SP&C operations. The inventory provision was recorded in cost of revenues. Also included was a one-time, non-recurring charge for Nortel Networks coverage of an obligation by a customer to a third party, a non-recurring and non-operational charge related to the settlement of a patent infringement suit, and other costs. These amounts were recorded in selling, general and administrative expenses.

       1998

                                                                        CUMULATIVE DRAWDOWNS        PROVISION
                                                                        --------------------      BALANCE AS AT
                                                      SPECIAL             CASH      NON-CASH        DECEMBER 31,
                                                      CHARGES           PAYMENTS     CHARGES           2000
                                                      -------           --------    --------      --------------

       Workforce reduction                             $ 214             $ 214         $   -           $   -
       Write-down of equipment                            18                 -            18               -
       Contract settlement and lease costs                23                23             -               -
                                                       -----             -----         -----           -----
                                                       $ 255             $ 237         $  18           $   -
                                                       =====             =====         =====           =====

       In the year ended December 31, 1998, Nortel Networks recorded special charges aggregating to $255 relating to restructuring costs and other charges, and one-time costs of $98.

       Special charges

       As part of its streamlining activities, Nortel Networks significantly downsized operations in the former SP&C and Enterprise segments including its GSM, Consumer Products, North American Terminals and Meridian organizations.

       The workforce reduction charge represented the cost of severance and related benefits for the termination of approximately 3,840 employees in the above noted restructuring activities.

       The write down of equipment charge primarily related to a provision reflecting the net book value of testing and diagnostics equipment considered redundant due to a significant re-focussing and product shifting, as well as the cancellation of certain new product introductions.

       The contract settlement and lease costs related to lease settlement costs related to equipment used in the exited Internet operations within the former Enterprise segment and charges for facilities costs related to the write-off of leasehold improvements and lease cancellation costs for vacated premises that housed the Custom Network Applications operations and the North American Terminals operations.

       The draw down of the provision balance was completed as at December 31, 2000.

       One-time costs

       One-time costs included a charge related to workforce reductions in Nortel Networks joint ventures and was recorded against equity earnings. The restructuring of the above noted operations resulted in Nortel Networks no longer supporting several of its existing products and new product introductions. As a result, Nortel Networks wrote-off the remaining book value of redundant components and finished goods inventory. The inventory provision was recorded in cost of revenues. Nortel Networks also recorded a charge relating to a write down of investments associated with a working capital loan to a start-up Internet Service Provider and housing that Nortel Networks owned in China that was used by expatriate employees. This amount was recorded in other income - net. Nortel Networks also recorded a charge to write down its investment in MNC as a result of a decision by MNC to exit product lines that were unprofitable. This amount was recorded against equity earnings.

9.     GAIN ON SALE OF BUSINESSES

       Gain on sale of businesses for 2000 of $174 related primarily to the divestiture of certain manufacturing operations and tangible and intangible assets in connection with Nortel Networks operations strategy.

       Gain on sale of businesses for 1999 of $131 related primarily to transactions for the divestiture of certain of Nortel Networks manufacturing and repair operations and assets.

       Gain on sale of businesses for 1998 of $258 related primarily to the sale of Nortel Networks Advanced Power Systems business.

10.    OTHER INCOME - NET

                                                                   2000                1999                1998
                                                                  ------              ------              ------
       Interest income                                             $ 130               $ 132               $ 119
       Currency exchange gains (losses)                               10                 (93)                (86)
       Minority interest                                             (86)                (26)                (17)
       Gain on sale of investments                                   682                 111                 156
       Other - net                                                    73                  85                  (3)
                                                                  ------              ------              ------
       Other income - net                                          $ 809               $ 209               $ 169
                                                                  ======              ======              ======

       The gain on sale of investments for 2000 was due to a first quarter gain of $513 related to the sale by Nortel Networks of a portion of its share ownership in Entrust Technologies and a third quarter gain of $169 related to a reduction in Nortel Networks investment in Entrust Technologies from 33.5 percent to 27.0 percent primarily as a result of Entrust Technologies' issuance of common shares in connection with its acquisition of enCommerce, Inc.

       The gain on sale of investments for 1999 included a gain of $76 related to a sale by Nortel Networks of a portion of its share ownership in Entrust Technologies.

       The gain on sale of investments for 1998 included a gain of $89 related to a reduction in Nortel Networks investment in Entrust Technologies from
       72.9 percent to 53.4 percent as a result of Entrust Technologies issuance of common shares in connection with the r3 acquisition and an initial public offering completed by Entrust Technologies in 1998.

11.    LONG-TERM DEBT

       At December 31, long-term debt consisted of:

                                                                                             2000              1999
                                                                                            ------            ------
       8.75% Notes due June 12, 2001                                                        $  250            $  250
       Term credit facility due June 28, 2001, with a weighted average
         floating interest rate of 6.69% based on LIBOR  + .12%                                120               120
       6.88% Notes due October 1, 2002                                                         300               300
       6.00% Notes due September 1, 2003                                                       200               200
       7.40% Notes due June 15, 2006                                                           150               150
       6.88% Notes due September 1, 2023                                                       200               200
       7.88% Notes due June 15, 2026                                                           150               150
       Other long-term debt with various repayment terms and a weighted average
         interest rate of 5.65%                                                                210                32
       Obligations under capital leases                                                         43                24
                                                                                            ------            ------
                                                                                             1,623             1,426
       Less:  Long-term debt due within one year                                               445                35
                                                                                            ------            ------
                                                                                            $1,178            $1,391
                                                                                            ======            ======

       At December 31, 2000, the amounts of long-term debt payable (excluding obligations under capital leases) for the years 2001 through 2005 were $424, $367, $264, $25 and nil, respectively.

12.    INCOME TAXES

       The following is a reconciliation of income taxes, calculated at the Canadian combined federal and provincial income tax rate, to the income tax provision included in the Consolidated Statements of Operations for the years ended December 31:

                                                                                2000         1999             1998
                                                                              -------      -------          -------
       Income taxes at Canadian rates
         (2000 - 42.3%, 1999 - 42.9%, 1998 - 43.0%)                           $  (769)      $  137          $   (45)
       Reduction of Canadian taxes applicable to
         manufacturing profits                                                    (36)         (44)             (21)
       Difference between Canadian rate and rates applicable to
         subsidiaries in the United States and other jurisdictions               (116)        (112)             (95)
       Difference between basic Canadian rate and rates
         applicable to gain on sale of businesses                                  30          (40)             (30)
       Non-deductible amortization of acquired intangibles and
         IPR&D expense                                                          2,197          640              718
       Utilization of losses                                                      (64)         (34)               -
       Other                                                                      (65)          29              (39)
                                                                              -------       ------          -------
       Income tax provision                                                   $ 1,177       $  576          $   488
                                                                              =======       ======          =======

       Details of Nortel Networks income taxes:

         Earnings (loss) from continuing operations before income taxes:
           Canadian, excluding gain on sale of businesses                     $   765       $  228          $(1,140)
           United States and other, excluding gain on sale of
             businesses                                                        (2,757)         (40)             777
           Gain on sale of businesses                                             174          131              258
                                                                              -------       ------          -------
                                                                              $(1,818)      $  319          $  (105)
                                                                              =======       ======          =======
         Income tax provision:
           Canadian, excluding gain on sale of businesses                     $   229       $   96          $  (485)
           United States and other, excluding gain on sale of
             businesses                                                           845          455              892
           Gain on sale of businesses                                             103           25               81
                                                                              -------       ------          -------
                                                                              $ 1,177       $  576          $   488
                                                                              =======       ======          =======
         Income tax provision:
           Current                                                            $ 1,567       $1,190          $   742
           Deferred                                                              (390)        (614)            (254)
                                                                              -------       ------          -------
                                                                              $ 1,177       $  576          $   488
                                                                              =======       ======          =======

       Nortel Networks effective tax rate from continuing operations excluding the impact of Acquisition Related Costs (IPR&D expense and the amortization of acquired technology and goodwill from all acquisitions subsequent to July 1998), stock option compensation, and where applicable certain of the one-time gains and charges for the years ended December 31, 2000, 1999 and 1998 was 32.0 percent, 34.3 percent and 33.3 percent, respectively.

       The following table shows the main items included in deferred income taxes as at December 31, 2000 and 1999:

                                                                                            2000          1999
                                                                                           -------       -------
       Deferred income taxes:
       Assets:
         Tax benefit of loss carryforwards and tax credits                                 $   340       $   357
         Provisions and reserves                                                               782           899
         Post-retirement benefits other than pensions                                          174           269
         Plant and equipment                                                                    46            30
         Pension plan liabilities                                                               32            33
         Deferred compensation                                                                  25            15
         Other                                                                                  14            13
                                                                                           -------       -------
                                                                                             1,413         1,616
       Valuation allowance                                                                    (212)         (233)
                                                                                           -------       -------
                                                                                             1,201         1,383
                                                                                           -------       -------
       Liabilities:
         Acquired technology                                                                   427           440
         Provisions and reserves                                                               462           376
         Plant and equipment                                                                   132            69
         Unrealized gains on equity investments                                                108            17
         Pension plan assets                                                                    13            28
         Other                                                                                   6            48
                                                                                           -------       -------
                                                                                             1,148           978
                                                                                           -------       -------
       Net deferred income tax assets                                                      $    53       $   405
                                                                                           =======       =======

       Nortel Networks has provided a valuation allowance on certain deferred income tax assets of approximately $63 pertaining to certain provisions and loss carryforwards resulting from certain acquisitions. When recognized by Nortel Networks, the tax benefit of these amounts will be accounted for as a credit to goodwill rather than a reduction of the income tax provision. For the year ended December 31, 2000 Nortel Networks recognized approximately $40 of previously unrecognized loss carryforwards plus other acquired tax benefits from certain acquisitions which were accounted for as a credit to goodwill.

       At December 31, 2000, for income tax purposes Nortel Networks had operating loss carryforwards of approximately $256, which had not been recognized in the financial statements, the majority of which expire between 2004 and 2005, and approximately $50 from other foreign jurisdictions excluding the United States, which can be applied indefinitely against future income.

       Nortel Networks has not provided for Canadian deferred income taxes or foreign withholding taxes on undistributed earnings of its non-Canadian subsidiaries, since these earnings are intended to be re-invested indefinitely.

       Global investment tax credits of $151, $143 and $117 have been applied against the income tax provision in 2000, 1999 and 1998, respectively.

 13.   RELATED PARTY TRANSACTIONS

       In the ordinary course of business, Nortel Networks engages in transactions with certain of its equity-owned investees that are under or are subject to Nortel Networks significant influence and with joint ventures of Nortel Networks. These transactions are sales and purchases of goods and services under usual trade terms and are measured at their exchange amounts.

       Receivables with related parties included in accounts receivable totalled nil and $318 as at December 31, 2000 and 1999, respectively. Accounts payable with related parties included in trade and other payables totalled nil and $1 as at December 31, 2000 and 1999, respectively.

       Revenue and purchase transactions with related parties for the years ended December 31 are summarized as follows:

                                                                                   2000        1999        1998
                                                                                  ------      ------      ------
       Revenues                                                                   $  673      $2,151      $1,840
       Purchases                                                                  $  369      $  209      $   87


       On February 17, 1999, Nortel Networks purchased $150 Canadian of 6.5 percent convertible unsecured subordinated debentures issued by a subsidiary of BCE, which were subsequently sold to a third party on January 21, 2000.

       Effective May 1, 2000, in conjunction with the Arrangement, BCE's ownership interest was reduced from approximately 36 percent of Old Nortel's common shares immediately prior to the Arrangement to a nominal ownership interest in the Company. As a result, BCE and entities that are owned by BCE were no longer considered related parties immediately after the Arrangement.

14.    SUPPLEMENTARY BALANCE SHEET INFORMATION

       The following tables provide details of selected balance sheet items as at December 31:

       INVENTORIES:

                                                                                               2000        1999
                                                                                              ------      ------
       Raw materials                                                                          $  682      $  630
       Work in process                                                                           853         756
       Finished goods                                                                          2,292       1,086
                                                                                              ------      ------
       Inventories                                                                            $3,827      $2,472
                                                                                              ======      ======


       PLANT AND EQUIPMENT - NET:

                                                                                            2000          1999
                                                                                           -------       -------
       Cost:
         Land                                                                              $   120       $    99
         Buildings                                                                           1,699         1,338
         Machinery and equipment                                                             4,378         3,659
                                                                                           -------       -------
                                                                                             6,197         5,096
                                                                                           -------       -------
       Less accumulated depreciation:
         Buildings                                                                            (452)         (417)
         Machinery and equipment                                                            (2,388)       (2,398)
                                                                                           -------       -------
                                                                                            (2,840)       (2,815)
                                                                                           -------       -------
       Plant and equipment - net                                                           $ 3,357       $ 2,281
                                                                                           =======       =======

       INTANGIBLE ASSETS - NET:

                                                                                           2000           1999
                                                                                         --------       --------
       Cost:
         Acquired technology                                                             $  5,795       $  5,020
         Goodwill                                                                          22,288          6,374
                                                                                         --------       --------
                                                                                           28,083         11,394

       Less accumulated amortization:
         Acquired technology                                                               (4,670)        (3,818)
         Goodwill                                                                          (5,455)        (1,375)
                                                                                         --------       --------
                                                                                          (10,125)        (5,193)
                                                                                         --------       --------
       Intangible assets - net                                                           $ 17,958       $  6,201
                                                                                         ========       ========

15.    COMMON SHARES

       The Company is authorized to issue an unlimited number of common shares without nominal or par value. At December 31, the outstanding number of common shares included in shareholders' equity consisted of:


                                                        2000                       1999                             1998
                                            -----------------------      ---------------------------    --------------------------
                                                                     (Number of shares in thousands)
                                              NUMBER                      NUMBER                         NUMBER
                                             OF SHARES        $          OF SHARES            $         OF SHARES          $
                                            -----------  ----------     -----------     -----------     ----------     -----------

       Balance at beginning of year          2,754,309   $   11,745       2,652,418      $   10,109      2,075,522     $    1,609
       Shares issued pursuant to:
         Shareholder dividend reinvestment
           and stock purchase plan                 244           13             164               4            362              4
         Stock option plans                     54,547          466          63,880             517         20,132            121
         Acquisitions                          293,998       16,917          36,607           1,077        573,592          8,400
         Conversion of debentures                    -            -           2,290              41              -              -
         Plan of Arrangement (a)                (7,326)           -               -               -              -              -
         Shares purchased and
           cancelled (b)                             -            -          (1,050)             (3)       (17,190)           (25)
                                             ---------   ----------       ---------      ----------      ---------     ----------
       Balance at end of year                3,095,772   $   29,141       2,754,309      $   11,745      2,652,418     $   10,109
                                             =========   ==========       =========      ==========      =========     ==========

       (a) Options exercisable for approximately 0.7852 of a New Nortel common share (before giving effect to the New Nortel Stock Split) granted pursuant to the Arrangement by New Nortel to holders of BCE options at the effective date of the Arrangement.

       (b) For the year ended December 31, 2000 the excess of cost over the carrying amount of common shares that were purchased for cancellation and charged to retained earnings was nil (1999 - $11, 1998 - $199).

       Dividends on the outstanding common shares are declared in United States dollars.

       All references to loss per common share from continuing operations, loss per common share from discontinued operations, dividends declared per common share, weighted average number of common shares outstanding and common shares issued and outstanding, have been restated to reflect the impact of the New Nortel Stock Split and 1999 Stock Dividend, respectively, on a retroactive basis.

       Shareholders' rights plan

       On May 1, 2000, the Company adopted a shareholders' rights plan. Under the rights plan, the Company issued one right for each common share outstanding on May 5, 2000, after giving effect to the New Nortel Stock Split, and the Company will issue one right in respect of each common share issued after May 5, 2000 until the occurrence of certain events associated with an unsolicited takeover bid.

16.    CONSOLIDATED STATEMENTS OF CASH FLOWS

       The following information pertains to the consolidated statements of cash flows for the years ended December 31.

       Cash and cash equivalents

       Cash and cash equivalents consist of cash on hand and balances with banks, and short-term investments. Cash and cash equivalents included in the cash flow statements are comprised of the following balance sheet amounts as at December 31:

                                                                                       2000        1999        1998
                                                                                      ------      ------      ------
       Cash on hand and balances with banks                                           $1,218      $  534      $  400
       Short-term investments                                                            426       1,619       1,830
                                                                                      ------      ------      ------
       Total cash and cash equivalents                                                $1,644      $2,153      $2,230
                                                                                      ======      ======      ======

       Acquisitions and other investments

       The following table summarizes the Company's cash flows from (used in) investing activities from acquisitions of investments and businesses for the years ended December 31:

                                                                                 2000           1999           1998
                                                                              --------       --------       --------
       Cash acquired                                                          $   (385)      $    (22)      $   (738)
       Total net assets acquired other than cash                               (18,374)        (1,462)        (8,830)
                                                                              --------       --------       --------
       Total purchase price                                                    (18,759)        (1,484)        (9,568)

       Less:  cash acquired                                                        385             22            738
       Less: non-cash consideration paid other than common share
         options and contingent consideration                                   15,527            769          8,232
       Less: common share option consideration paid                              2,811             30            848
       Less: cash consideration contingent upon the
         achievement of certain operational milestones                              39             18              -
                                                                              --------       --------       --------
       Acquisitions of investments and businesses - net of cash acquired      $      3       $   (645)      $    250
                                                                              ========       ========       ========

       Interest and income taxes paid

                                                                                2000           1999           1998
                                                                              --------       --------       --------
       Interest paid                                                          $    158       $    179       $    233
       Income taxes paid                                                      $    736       $    421       $    493


       Receivables sales

       The table below summarizes certain cash flows received from securitization vehicles:


                                                                                                          2000
                                                                                                         ------
       Proceeds from new securitizations                                                                 $1,632
       Proceeds from collections reinvested in revolving period securitizations                          $1,043


17.    EMPLOYEE BENEFIT PLANS

       Effective May 1, 2000, Nortel Networks introduced a balanced capital accumulation and retirement program (the "Balanced Program") and an investor capital accumulation and retirement program (the "Investor Program"), to substantially all of its North American employees. Those employees who were already a member of one of the existing defined benefit pension plans could elect to transfer to either of the new programs or remain in the existing defined benefit pension plans, which subsequent to May 1, 2000 have become known as the traditional capital accumulation and retirement program (the "Traditional Program").

       In addition, Nortel Networks also provides other benefits, including post-retirement benefits other than pensions and post-employment benefits. Such benefits are based on length of service. Employees who elected to stay in the Traditional Program, will either maintain their existing company sponsored post-retirement benefits or will receive a modified version of these benefits, depending on age, service and geographical variations. Employees, who selected the Balanced Program, will maintain their eligibility for post-retirement benefits at reduced company contribution levels, while employees, who selected the Investor Program, will maintain their eligibility for access to post-retirement benefits at their own personal cost. The Traditional Program, the Balanced Program and the Investor Program are discussed in further detail below.

       Nortel Networks policy is to fund pensions and other benefits based on widely used actuarial methods as permitted by regulatory authorities. The funded amounts reflect actuarial assumptions regarding compensation, interest and other projections. Plan assets are comprised primarily of common stocks, bonds, debentures, secured mortgages and property. Included in plan assets are common shares of the Company with an aggregate market value of $66 in 2000 (nil in 1999).

       Pension and other benefit costs reflected in the Consolidated Statements of Operations are based on the projected benefit method of valuation. Within the Consolidated Balance Sheets, pension plan and other benefit assets are included in Other assets and pension plan and other benefit liabilities are included in Other liabilities.

       The following details the funded status of the defined benefit plans available under the Traditional Program and the associated amounts recognized in the Consolidated Balance Sheets as at December 31:

                                                                                   2000      1999      1998
                                                                                   -----     -----     -----
       ASSUMPTIONS:
       Discount rates applicable to employee pension plans                          7.0%      6.8%      7.2%
       Rate of return on assets                                                     8.1%      8.0%      8.5%
       Rate of compensation increase                                                4.8%      4.0%      4.3%


                                                       DEFERRED PENSION ASSET    DEFERRED PENSION LIABILITY
                                                       ----------------------    --------------------------
                                                         2000          1999          2000          1999
                                                       -------       -------       -------       -------
       FUNDED STATUS:
       Projected benefit obligation                    $ 5,347       $ 5,370       $   531       $   453
       Plan assets at fair value                         6,303         5,836            71            71
                                                       -------       -------       -------       -------
       Excess (deficiency) of plan assets at fair
         value over projected plan benefits                956           466          (460)         (382)
       Unrecognized net plan benefits existing
         at January 1, 1987                                (12)          (13)            -             -
       Unrecognized prior service cost                      25            21             5             5
       Other unrecognized net plan benefits
         and amendments                                   (834)         (329)          129            61
                                                       -------       -------       -------       -------
       Net accrued pension asset (liability)           $   135       $   145       $  (326)      $  (316)
                                                       =======       =======       =======       =======


                                                                            2000        1999        1998
                                                                            -----       -----       -----
       PENSION EXPENSE:
       Service cost - benefits earned                                       $ 182       $ 223       $ 153
       Interest cost on projected plan benefits                               394         361         350
       Estimated return on plan assets                                       (450)       (398)       (370)
       Termination benefits                                                     -           -          49
       Amortization of net pension plan benefits
         and amendments                                                        12          46          55
       Settlement gains                                                        (7)          -           -
       Curtailment gains                                                      (35)        (16)          -
       Actuarial loss                                                           -           7           -
                                                                           ------       -----       -----
       Net pension expense                                                 $   96       $ 223       $ 237
                                                                           ======       =====       =====


                                                                             2000        1999        1998
                                                                             -----       -----       -----
       ALLOCATION OF NET PENSION EXPENSE:
       Continuing operations                                                 $ 93        $216        $231
       Discontinued operations                                                  3           7           6
                                                                            -----       -----       -----
       Net pension expense                                                   $ 96        $223        $237
                                                                            =====       =====       =====


                                                      DEFERRED PENSION ASSET    DEFERRED PENSION LIABILITY
                                                     -----------------------    --------------------------
                                                       2000          1999          2000          1999
                                                     -------       -------       -------       -------
       CHANGE IN BENEFIT OBLIGATION:
       Benefit obligation at beginning of year       $ 5,370       $ 4,632       $   453       $   461
       Service cost - benefits earned                    168           210            14            13
       Interest cost on projected plan benefits          359           333            35            28
       Amendments                                         38            11             1           (22)
       Actuarial loss (gain)                              (6)          466            96           (15)
       Acquisition/divestiture/settlements                (8)          (49)           (6)           (7)
       Benefits paid                                    (337)         (256)          (48)          (26)
       Foreign exchange                                 (237)           23           (14)           21
                                                     -------       -------       -------       -------
       Benefit obligation at end of year             $ 5,347       $ 5,370       $   531       $   453
                                                     =======       =======       =======       =======


                                                      DEFERRED PENSION ASSET    DEFERRED PENSION LIABILITY
                                                     -----------------------    --------------------------
                                                        2000          1999          2000          1999
                                                      -------       -------       -------       -------
       CHANGE IN PLAN ASSETS:
       Fair value of plan assets at beginning
         of year                                      $ 5,836       $ 5,248       $    71       $    59
       Actual return on plan assets                       976           765            10            11
       Employer contributions                              87            95            39            24
       Plan participants' contributions                    23            29             -             -
       Acquisition/divestiture/settlements                (29)          (64)           (2)            -
       Benefits paid                                     (337)         (256)          (45)          (26)
       Change in valuation                                  -           (47)            -             -
       Foreign exchange                                  (253)           66            (2)            3
                                                      -------       -------       -------       -------
       Fair value of plan assets at end of year       $ 6,303       $ 5,836       $    71       $    71
                                                      =======       =======       =======       =======

       Under the terms of the Balanced, Investor and Traditional Programs, eligible employees may contribute a portion of their compensation to an investment plan. Based on the specific program that the employee is enrolled in, Nortel Networks matches a percentage of the employees' contribution up to a certain limit. The cost of these investment plans was $124 for the year ended December 31, 2000.

       In addition, under the terms of the Balanced Program, Nortel Networks contributes a fixed percentage of employees' eligible earnings to a pension plan arrangement. Nortel Networks contributions vest to the employee after the completion of two years of service. The cost of the Balanced Program's pension plan arrangement was $8 for the year ended December 31, 2000.

       Post-retirement benefits other than pensions

       Post-retirement benefits other than pensions are accrued during the years employees provide service to Nortel Networks for the expected cost of post-retirement benefits other than pensions to retired employees as at December 31:

                                                                      2000         1999         1998
                                                                     ------        -----        -----
       ASSUMPTIONS:
       Discount rates applicable to post-retirement benefits
         other than pensions                                           7.5%         7.4%         6.8%
       Rate of return on assets                                        8.0%         8.0%         8.5%
       Weighted average health care cost trend rate                    7.5%         7.7%         8.0%
       Weighted average ultimate health care cost
         trend rate                                                    5.1%         5.0%         4.8%
       Year in which ultimate health care cost trend rate
         will be achieved                                              2004         2004         2004


                                                                              2000       1999       1998
                                                                              -----      -----      -----
       POST-RETIREMENT BENEFIT COST:
       Service cost                                                            $ 20       $ 31       $ 24
       Interest on projected plan benefits                                       39         44         41
       Expected return on plan assets                                            (3)        (3)        (3)
       Amortization                                                              (2)         5          4
       Settlements and curtailments                                             (26)         -          -
                                                                              -----      -----      -----
       Net post-retirement benefit cost                                        $ 28       $ 77       $ 66
                                                                              =====      =====      =====


                                                                              2000      1999        1998
                                                                              -----     -----       -----
       ALLOCATION OF NET POST-RETIREMENT BENEFIT COST:
       Continuing operations                                                    $27        $74        $64
       Discontinued operations                                                    1          3          2
                                                                              -----      -----      -----
       Net post-retirement benefit cost                                         $28        $77        $66
                                                                              =====      =====      =====

                                                                                        2000        1999
                                                                                       ------      ------
       ACCRUED POST-RETIREMENT BENEFIT COST:
       Accumulated post-retirement benefit obligation                                   $ 479       $ 614
       Plan assets at fair value                                                          (46)        (37)
       Unrecognized prior service cost                                                      -         (52)
       Unrecognized net gain                                                              124          32
                                                                                       ------      ------
       Accrued post-retirement benefit cost                                             $ 557       $ 557
                                                                                       ======      ======



                                                                                        2000        1999
                                                                                       ------      ------
       CHANGE IN POST-RETIREMENT BENEFIT OBLIGATION:
       Benefit obligation at beginning of year                                          $ 614       $ 618
       Service cost                                                                        20          31
       Interest on projected plan benefits                                                 39          44
       Plan participants' contributions                                                     2           1
       Actuarial gain                                                                     (19)        (73)
       Settlements/curtailments                                                           (27)         (5)
       Benefits paid                                                                      (25)        (17)
       Plan amendments                                                                   (119)          -
       Foreign exchange                                                                    (6)         15
                                                                                       ------      ------
       Benefit obligation at end of year                                                $ 479       $ 614
                                                                                       ======      ======


                                                                                                 2000       1999
                                                                                                 -----      -----
       CHANGE IN PLAN ASSETS:
       Fair value of plan assets at beginning of year                                            $ 37       $ 36
       Employer contributions                                                                      21         12
       Plan participants' contributions                                                             2          1
       Benefits paid                                                                              (25)       (17)
       Expected interest on assets                                                                  -          3
       Actual return on assets                                                                     12          -
       Foreign exchange                                                                            (1)         2
                                                                                                -----      -----
       Fair value of plan assets at end of year                                                  $ 46       $ 37
                                                                                                =====      =====

       Assumed health care cost trend rates have a significant effect on the amounts reported for health care plans. A one-percentage-point change in assumed health care cost trend rates would have the following effects:

                                                                         1-PERCENTAGE-POINT   1-PERCENTAGE-POINT
                                                                             INCREASE              DECREASE
                                                                         ------------------   ------------------
       Effect on accumulated post-retirement benefit obligation                 $ 47                $(38)
       Effect on aggregate of the service and interest cost components
         of net post-retirement benefit cost                                    $  8                $ (6)


18.    STOCK-BASED COMPENSATION PLANS

       Stock options

       Under the Nortel Networks Corporation 2000 Stock Option Plan (the "2000 Plan"), options to purchase common shares of the Company may be granted to employees of Nortel Networks and directors of the Company that entitle the holder to purchase one common share at a subscription price of not less than 100 percent of market value on the effective date of the grant. Subscription prices are stated and payable in United States dollars for United States options and in Canadian dollars for Canadian options. Generally, grants vest 33 1/3 percent at the end of each year for three years. The committee that administers the 2000 Plan has the discretion to vary the period during which the holder has the right to exercise options and, in certain circumstances, may accelerate the right of the holder to exercise options, but in no case shall the exercise period exceed ten years. The Company will meet its obligations under the 2000 Plan either by issuance, or by purchase on the open market, of common shares.

       The maximum number of common shares authorized by the shareholders and reserved for issuance by the Board of Directors of the Company under the 2000 Plan is 94,000,000. The maximum number of common shares which may be issued from treasury under the 2000 Plan to all non-employee directors of the Company is 500,000.

       Under the Nortel Networks Corporation 1986 Stock Option Plan As Amended and Restated (the "1986 Plan") options to purchase common shares of the Company may be granted to employees of Nortel Networks that entitle the holder to purchase one common share at a subscription price of not less than 100 percent of market value on the effective date of the grant. Subscription prices are stated in United States dollars for United States options and in Canadian dollars for Canadian options. Generally, the holder has the right to exercise the options as follows: 1997 and subsequent grants vest 33 1/3 percent at the end of each year for three years; 1991 through 1996 grants vest 50 percent after the first year and the remainder after two years; and pre-1991 grants vest 50 percent after the first two years and 50 percent after the third year. The committee that administers the 1986 Plan has the discretion to vary the period during which the holder has the right to exercise options and, in certain circumstances, may accelerate the right of the holder to exercise options, but in no case shall the exercise period exceed ten years. The Company will meet its obligations under the 1986 Plan either by issuance, or by purchase on the open market, of common shares.

       The maximum number of common shares authorized by the shareholders and reserved for issuance by the Board of Directors of the Company under the 1986 Plan is 469,718,040. The maximum number of common shares with respect to which options may be granted for the 2000 calendar year and any year thereafter under the 1986 Plan is three percent of the common shares issued and outstanding at the commencement of the year, subject to certain adjustments.

       Each option under the 2000 Plan and 1986 Plan may be granted with or without a stock appreciation right ("SAR"). A SAR entitles the holder to receive payment of an amount equivalent to the excess of the market value of a common share at the time of exercise of the SAR over the subscription price of the common share to which the option relates. Options with SARs may be granted on a cancellation basis, in which case the exercise of one causes the cancellation of the other, or on a simultaneous basis, in which case the exercise of one causes the exercise of the other.

       In January 1995, a key contributor stock option program (the "Program") was established. Under the terms of the Program, participants are granted an equal number of initial options and replacement options. The initial options generally vest after five years and expire after ten years. The replacement options are granted concurrently with the initial options and also expire after ten years. The replacement options generally have an exercise price equal to the market value of the common shares of the Company on the day the initial options are fully exercised, and are generally exercisable commencing thirty-six months thereafter, provided certain other conditions for exercise, including share ownership, are met. In January 2000, 1999 and 1998, 60,000, 2,080,000 and 3,416,000
       options, respectively, were granted pursuant to the Program under the 1986 Plan. In 2000, no options were granted pursuant to the Program under the 2000 Plan.

       At December 31, 2000, nil and 195,587,117 common shares had been issued pursuant to stock option exercises, under the 2000 Plan and 1986 Plan, respectively.

       The following is a summary of the total number of outstanding stock options and the maximum number of stock options available for grant:

                                                                                                 AVAILABLE
                                                         OUTSTANDING             WEIGHTED           FOR
                                                           OPTIONS               AVERAGE           GRANT
                                                         (thousands)          EXERCISE PRICE    (thousands)
                                                         -----------          --------------   ------------

       Balance at December 31, 1997                        100,348               $   7.08         53,014
       Granted and assumed options                         149,756               $  10.46       (149,756)
       Options exercised                                   (20,132)              $   9.92              -
       Options cancelled                                    (9,922)(a)           $   9.39          5,966
       Additional shares reserved for issuance                   -                      -         94,576
                                                         ---------              ---------       --------
       Balance at December 31, 1998                        220,050               $   9.02          3,800
       Granted and assumed options                          96,764               $  24.30        (96,764)
       Options exercised                                   (63,880)              $   8.15              -
       Options cancelled                                   (18,456)(a)           $  12.87          8,222
       Additional shares reserved for issuance                   -                      -        191,568
                                                         ---------              ---------       --------
       Balance at December 31, 1999                        234,478               $  15.25        106,826
       Granted and assumed options                         175,335               $  46.83       (175,335)
       Options exercised                                   (54,547)              $   9.33              -
       Options cancelled                                   (23,624)(a)           $  27.59         18,368
       Additional shares reserved for issuance                   -                      -        164,364
                                                         ---------              ---------       --------
       Balance at December 31, 2000                        331,642               $  32.37        114,223
                                                         =========              =========       ========

       (a) Includes adjustments related to assumed stock option plans.

       The Company has, in connection with the acquisition of various companies, assumed the stock option plans of each acquired company. The vesting periods for these assumed plans may differ from the 2000 Plan and 1986 Plan, but are not considered to be significant to the Company's overall use of stock-based compensation. In connection with various acquisitions for the years ended December 31, 2000, 1999 and 1998, a total of 63,025,165, 1,850,360 and 94,575,600 stock options to purchase common shares of the Company were assumed and included in the preceding table. Options that have been granted with SARs are exercisable on a cancellation basis. At December 31, 2000, 1999 and 1998, 24,200, 76,400 and 325,600 SARs, respectively, were outstanding at a weighted average subscription price per share of approximately $6.00. SARs exercisable as at December 31, 2000, 1999 and 1998 were nil.

       The following table summarizes information about stock options outstanding at December 31, 2000:

                                              OPTIONS OUTSTANDING                         OPTIONS EXERCISABLE
                                 -----------------------------------------------   --------------------------------

                                                   WEIGHTED-
                                                    AVERAGE
                                                   REMAINING
                                    NUMBER        CONTRACTUAL        WEIGHTED-         NUMBER           WEIGHTED-
                                  OUTSTANDING        LIFE             AVERAGE        EXERCISABLE         AVERAGE
                                  (thousands)     (in years)      EXERCISE PRICE     (thousands)     EXERCISE PRICE
                                 ------------    ------------     --------------   --------------    --------------
                RANGE OF
             EXERCISE PRICES
         $   0.01 -  $  8.95       60,725           5.56             $   5.58           41,164           $   6.21
         $   8.96 -  $ 13.42       51,203           6.46             $  11.39           29,047           $  11.32
         $  13.43 -  $ 20.13       28,269           7.72             $  16.01            8,236           $  16.13
         $  20.14 -  $ 30.20       52,565           8.66             $  24.72           15,863           $  24.39
         $  30.21 -  $ 45.30       23,492           9.36             $  39.07            3,490           $  38.47
         $  45.31 -  $ 67.95       73,796           9.08             $  54.78            4,209           $  51.50
         $  67.96 -  $ 90.00       41,592           9.40             $  74.60              165           $  73.22
                                 --------          -----             --------          -------           --------
                                  331,642           7.91             $  32.37          102,174           $  14.36
                                 ========          =====             ========          =======           ========

       At December 31, 1999 and 1998, 83,742,794 and 129,842,902 outstanding options, respectively, were exercisable. The weighted average exercise price for options exercisable at December 31, 1999 and 1998 was $8.98 and $8.53, respectively.

       The Company has adopted the disclosure requirements of SFAS No. 123, "Accounting for Stock-based Compensation" ("SFAS 123"), and, as permitted under SFAS 123, applies Accounting Principles Board Opinion No. 25 and related interpretations in accounting for its plans. SFAS 123 requires disclosure of pro forma amounts to reflect the impact if the Company had elected to adopt the optional recognition provisions of SFAS 123 for its stock option plans and employee stock purchase plans. Accordingly, the Company's net loss and loss per common share would have been increased to the pro forma amounts as indicated below:

                                                                              2000           1999           1998
                                                                            ---------      ---------      ---------
       Net loss:
         - reported                                                         $  (3,470)     $   (351)      $  (1,282)
         - pro forma                                                        $  (4,874)     $   (839)      $  (1,399)

       Basic and diluted loss per common share:
         - reported                                                         $   (1.17)     $  (0.13)      $   (0.56)
         - pro forma                                                        $   (1.65)     $  (0.31)      $   (0.61)


       The fair value of stock options used to compute pro forma net loss and loss per common share disclosures is the estimated fair value at grant date using the Black-Scholes option-pricing model with the following assumptions as at December 31:

       WEIGHTED-AVERAGE ASSUMPTIONS                                                 2000        1999        1998
       ----------------------------                                                ------      ------      ------
       Dividend yield                                                               0.13%       0.22%       0.28%
       Expected volatility                                                         54.01%      56.44%      42.34%
       Risk-free interest rate                                                      4.94%       6.21%       4.81%
       Expected option life                                                         4 yrs       4 yrs       4 yrs

       The weighted average fair values of the Company's stock options, calculated using the Black-Scholes option-pricing model, granted during the years ended December 31, 2000, 1999 and 1998 were $27.25, $24.14 and $17.36 per share, respectively.

       The Black-Scholes option-pricing model was developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable. In addition, option-pricing models require the input of highly subjective assumptions including the expected price volatility. The Company uses expected volatility rates, which are based on historical volatility rates trended into future years. Changes in the subjective input assumptions can materially affect the fair value estimate, and therefore the existing models do not necessarily provide a reliable single measure of the fair value of the Company's stock options.

       As of July 1, 2000, the Company began recording deferred compensation related to unvested options held by employees of companies acquired in a purchase acquisition, in accordance with FASB Interpretation No. 44. Deferred compensation is amortized based on the graded vesting schedule of the awards. For the years ended December 31, 2000, 1999 and 1998, Nortel Networks recorded stock option compensation expense of $134, nil and nil, respectively. The expense for 2000 primarily related to the acquisition of Alteon and the impact of the Arrangement on stock options held by former Nortel Networks employees who had transferred to BCE or a BCE affiliated company as a result of the Arrangement.

       Employee stock purchase plan

       The Company established an Employee Stock Purchase Plan (the "Purchase Plan") effective May 1, 2000. The Purchase Plan has four offering periods each year, with each offering period beginning on the first day of each calendar quarter. Under the terms of the Purchase Plan, eligible employees may have up to 10 percent of their eligible compensation deducted from their pay during an offering period to purchase common shares at a per share purchase price of 85 percent of the market price of the shares on the last trading day of the offering period. Compensation expense is recognized for the Company's portion of the contributions made under the Purchase Plan. In 2000, approximately 2,039,000 shares were purchased under the Purchase Plan at a weighted-average price of $45.43.

19.    OTHER COMPREHENSIVE LOSS

       The after tax components of accumulated other comprehensive loss are as follows:

                                                                                                       TOTAL
                                                                 FOREIGN            UNREALIZED      ACCUMULATED
                                                                CURRENCY            GAIN ON           OTHER
                                                               TRANSLATION         INVESTMENTS     COMPREHENSIVE
                                                                ADJUSTMENT            - NET            LOSS
                                                              ------------         -----------     -------------

       BALANCE AT DECEMBER 31, 1997                               $(322)               $   -           $(322)
       Current-period change                                        (36)                  10             (26)
                                                                 ------                -----           -----
       BALANCE AT DECEMBER 31, 1998                                (358)                  10            (348)
       Current-period change                                        (99)                  13             (86)
                                                                 ------                -----           -----
       BALANCE AT DECEMBER 31, 1999                                (457)                  23            (434)
       Current-period change                                       (117)                  22             (95)
                                                                 ------                -----           -----
       BALANCE AT DECEMBER 31, 2000                               $(574)               $  45           $(529)
                                                                 ======                =====           =====

       The foreign currency translation adjustments are not adjusted for income taxes since they relate to indefinite investments in non-United States subsidiaries.

       Unrealized gain on investments is presented net of tax of $9, $11 and $5 for the years ended December 31, 2000, 1999 and 1998, respectively.

20.    FINANCIAL INSTRUMENTS AND HEDGING ACTIVITIES

       Risk management

       Nortel Networks net earnings (loss) and cash flows may be negatively impacted by fluctuating interest rates, foreign exchange rates and equity prices. To effectively manage these market risks, Nortel Networks enters into foreign currency forward, foreign currency swap, foreign currency option and equity forward contracts. Nortel Networks has established strict counterparty credit guidelines, which are monitored regularly. Nortel Networks does not hold or issue derivative financial instruments for trading purposes.

       Hedge of firm commitments

       Nortel Networks enters into option contracts to limit its exposure to exchange fluctuations on future revenue and expenditure streams. At December 31, 2000 and 1999, Nortel Networks had $458 and $538, respectively, of option contracts outstanding, which had remaining terms to maturity between three days and two years. Nortel Networks also enters into forward contracts, denominated in various currencies, to limit its exposure to exchange fluctuations on existing assets and liabilities and on future revenue and expenditure streams. At December 31, 2000 and 1999, Nortel Networks had forward contracts outstanding to purchase and sell the equivalent of $2,304 and $1,000, respectively, related to assets and liabilities and future revenue and expenditure streams. These contracts had remaining terms to maturity between two days and two years.

       Interest and dividend rate risk

       Nortel Networks enters into interest rate swap contracts to minimize financing costs on long-term debt and to manage interest rate risk on existing liabilities and receivables due to interest rate fluctuation. These contracts are swapped from floating rate payments to fixed rate payments or vice versa. Average floating rates are based on rates implied in the yield curve at the reporting date; such rates may change significantly, affecting future cash flows. These swap contracts had remaining terms to maturity between two months and six years. Nortel Networks also enters into United States to Canadian dollar cross currency swap contracts to limit its exposure to foreign currency fluctuations on the non-cumulative preferential cash dividends with respect to the outstanding Non-cumulative Redeemable Class A Preferred Shares Series 7 of Old Nortel. These contracts had remaining terms to maturity of 22 years.

       The following table indicates the types of swaps used and their aggregated weighted-average interest rates as at December 31:


                                                                                          2000          1999
                                                                                        --------      --------
       Interest rate risk:
         Receive-fixed swaps - notional amount                                          $    450      $    481
           Average fixed rate received                                                       7.9%          7.9%
           Average floating rate paid                                                        6.7%          6.2%

         Pay-fixed swaps - notional amount                                              $    251      $    559
           Average fixed rate paid                                                          11.3%          7.4%
           Average floating rate received                                                    6.8%          6.1%

       Dividend rate risk:
         Receive-fixed swaps - notional amount                                          $    211      $    211
           Average fixed rate received                                                       4.9%          4.9%
           Average floating rate paid                                                        4.8%          4.8%


       Fair value

       The estimated fair values approximate amounts at which these financial instruments could be exchanged in a current transaction between willing parties. Therefore, fair values are based on estimates using present value and other valuation techniques that are significantly affected by the assumptions used concerning the amount and timing of estimated future cash flows and discount rates that reflect varying degrees of risk. Specifically, the fair value of long-term debt instruments reflects a current yield valuation based on observed market prices as of December 31, 2000; the fair value of interest rate swaps and forward contracts reflects the present value of the potential gain or loss if settlement were to take place on December 31, 2000; and the fair value of option contracts reflects the cash flows due to or by Nortel Networks if settlement were to take place on December 31, 2000. Accordingly, the estimates that follow are not necessarily indicative of the amounts that Nortel Networks could potentially realize in a current market exchange.

       At December 31, 2000 and 1999, the carrying amount for all financial instruments approximated fair value with the following exceptions:

                                                                         2000                         1999
                                                              ------------------------     ------------------------
                                                                CARRYING         FAIR       CARRYING         FAIR
                                                                 AMOUNT         VALUE        AMOUNT         VALUE
                                                              ----------       -------     ----------    ----------
       Financial liabilities:
         Long-term debt due within one year                      $   445        $   447        $    35     $    35
         Long-term debt                                            1,178          1,159          1,391       1,385

       Derivative financial instruments
         Net asset (liability) position:
           Hedges of net foreign investments:
              Forward foreign exchange contracts                       -              -              1           2
              Cross currency swaps                                     -              -             48          62
           Interest rate swap contracts                                -              2              -         (12)
           Contracts relating to future revenues
             and expenditures:
              Forward foreign exchange contracts                       -            (18)             -           4
              Options                                                  -              1              -           4

       Credit risk

       Credit risk on financial instruments arises from the potential for counterparties to default on their contractual obligations to Nortel Networks. Nortel Networks is exposed to credit risk in the event of nonperformance, but does not anticipate nonperformance by any of the counterparties. Nortel Networks limits its credit risk by dealing with counterparties that are considered to be of high quality. The maximum potential loss on all financial instruments may exceed amounts recognized in the consolidated financial statements. However, Nortel Networks maximum exposure to credit loss in the event of nonperformance by the other party to the derivative contracts is limited to those derivatives that had a positive fair value at December 31, 2000. Nortel Networks is also exposed to credit risk from customers. However, Nortel Networks global orientation has resulted in a large number of diverse customers, which minimizes concentrations of credit risk.

       Non-derivative and off balance sheet instruments

       Pursuant to certain financing agreements, Nortel Networks is committed to provide future financing in connection with purchases of Nortel Networks products and services. These commitments were approximately $4,100 and $2,400 as at December 31, 2000 and 1999, respectively. Commitments to extend future financing are conditional agreements generally having fixed expiration or termination dates and specific interest rates and purposes. These commitments may therefore expire without being drawn upon, and do not necessarily represent future cash flows. Nortel Networks limits its financing credit risk by utilizing an internal credit committee that actively monitors the credit exposure of Nortel Networks.

       Guarantees

       At December 31, 2000 and 1999, Nortel Networks had committed and undrawn guarantees of approximately $1,224 and $792, and drawn and outstanding guarantees of approximately $311 and $353, respectively, representing bid, performance, and financial guarantees. These guarantees had no impact on the Company's net earnings (loss).

       Receivables sales

       In 2000, Nortel Networks entered into various agreements to sell receivables. Under certain agreements, Nortel Networks retained servicing rights and provided limited recourse. The amounts associated with the servicing assets did not have a significant impact on the business, results of operations and financial condition of Nortel Networks. These receivables were sold at a discount of $41 from book value for the year ended December 31, 2000. Certain receivables have been sold with limited recourse, not exceeding 10 percent, of $36 as at December 31, 2000.

       The key assumptions used to determine the fair values on date of transfer and as at December 31, 2000 include annualized discount rates of approximately 3 percent to 5 percent. Generally, trade receivables do not experience prepayments. There is a possibility that actual performance of receivables will differ from the assumptions used to determine fair values at transfer date and at each reporting date. If actual performance, including credit losses, differs from the assumptions made, the carrying value of the servicing bonus component of the transaction will be positively or negatively impacted. As at December 31, 2000, there is no additional expense or liability expected in the event of unfavourable variations in these assumptions as the fair value of the servicing bonus is nil.

21.    COMMITMENTS

       At December 31, 2000, the future minimum lease payments under capital leases and operating leases consisted of:

                                                                                       CAPITAL        OPERATING
                                                                                       LEASES          LEASES
                                                                                      --------        ---------
       Years ending December 31
          2001                                                                          $  9          $   499
          2002                                                                             7              415
          2003                                                                             4              271
          2004                                                                             2              181
          2005                                                                             1              121
       Thereafter                                                                          -              114
                                                                                       -----          -------
       Total future minimum lease payments                                                23          $ 1,601
                                                                                                      =======
       Less:  Imputed interest                                                             2
                                                                                       -----
       Present value of net minimum lease payments                                      $ 21
                                                                                       =====

       Rental expense on operating leases for the years ended December 31, 2000, 1999 and 1998 amounted to $683, $555 and $428, respectively.

       On October 18, 2000, the Company and ANTEC Corporation ("ANTEC") announced an agreement to create a new company, Arris, Inc. ("Arris"). Under the terms of the agreement, Nortel Networks will effectively transfer its 81.25 percent ownership interest in Arris Interactive LLC ("Arris Interactive") to Arris in exchange for 33 million common shares of Arris and approximately $325 in cash (which includes the payment of approximately $112 of debt owing by Arris Interactive to Nortel Networks), giving Nortel Networks an approximate 46.5 percent ownership interest in Arris. ANTEC, which currently owns the remaining 18.75 percent of Arris Interactive, will become a subsidiary of Arris. The current ANTEC shareholders will receive the remaining approximate 53.5 percent ownership interest in Arris.

       On December 15, 2000, the Company and ANTEC announced that a $550 bank facility which had been secured to fund the cash portion of the consideration to be paid by ANTEC will need to be replaced. Nortel Networks and ANTEC are working closely to move the transaction to completion. The transaction remains subject to customary regulatory approvals and approval by ANTEC shareholders. The revised transaction is expected to close in the first or second quarter of 2001. As described in note 3, Nortel Networks current consolidated membership interest in Arris Interactive is included in discontinued operations.

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

       On July 8, 1994, Old Nortel issued 200 Exchange Rights to the holders of Old Nortel's Cumulative Redeemable Class A Preferred Shares Series 4 ("Series 4 Shares") without cost to such holders. The Exchange Rights entitle the holders to exchange each Exchange Right, together with one Series 4 Share, for that number of the Company's common shares determined by dividing $500,000 Canadian by the greater of $2.50 Canadian and 95 percent of the weighted average trading price of the common shares on The Toronto Stock Exchange for the ten trading days ending immediately preceding the exchange date. The Exchange Rights will be of no force or effect until the occurrence of two consecutive unsuccessful auctions in which there are not sufficient clearing bids to determine a dividend rate in respect of the Series 4 Shares. As part of the Arrangement, the rights and obligations of Old Nortel under the Exchange Rights were amended in order to entitle a holder of an Exchange Right to acquire the Company's common shares in the same ratio as determined under the Exchange Rights, unless Nortel Networks elects to redeem for cash all of the Series 4 Shares in accordance with the provisions attaching thereto. Pursuant to an agreement dated May 1, 2000 entered into with Old Nortel, the Company agreed to deliver its common shares pursuant to the exercise of the Exchange Rights, and Old Nortel agreed to issue to the Company that number of common shares of Old Nortel having a value equal to the value of the Company's common shares delivered to the holders of the exercised Exchange Rights. At December 31, 2000, no Exchange Rights had been exercised. An Exchange Right has no value except in connection with a Series 4 Share.

22.    CONTINGENCIES

       Subsequent to the February 15, 2001 announcement in which the Company provided revised guidance for financial performance for the 2001 fiscal year and the first quarter of 2001, the Company and certain of its then current officers and directors have been named as defendants in a number of purported class action lawsuits. These lawsuits, which have been filed in the United States, and in Ontario and Quebec, Canada, on behalf of shareholders who acquired the Company's securities as early as October 24, 2000 and as late as February 15, 2001, allege violations of United States federal and Canadian provincial securities laws. In addition, a class action lawsuit was filed in the United States District Court for the Southern District of New York on behalf of shareholders who acquired the securities of JDS Uniphase Corporation between January 18, 2001 and February 15, 2001, alleging violations of the same federal securities laws as the other lawsuits. On May 11, 2001, the Company filed motions to dismiss and/or stay in connection with the proceedings in Quebec primarily based on the factual allegations lacking substantial connection to Quebec and the inclusion of shareholders resident in Quebec in the class claimed in the Ontario lawsuit.

       On February 12, 2001, Nortel Networks Inc., an indirect subsidiary of the Company, was served with a consolidated amended class action complaint (the "Complaint") that purported to add the Company as a defendant to a lawsuit commenced in July 2000 against Entrust Technologies, Inc. ("Entrust Technologies") and three of its then current officers in the United States District Court of Texas, Marshall Division. The Complaint alleges that Entrust Technologies, certain then current officers of Entrust Technologies, and the Company violated the Securities Exchange Act of 1934 with respect to certain statements made by Entrust Technologies. The Company is alleged to be a controlling person of Entrust Technologies. On April 6, 2001, the Company filed a motion to dismiss the Complaint.

       On March 4, 1997, Bay Networks, Inc. ("Bay Networks"), a company acquired by Old Nortel on August 31, 1998, announced that shareholders had filed two separate lawsuits in the United States District Court for the Northern District of California (the "Federal Court") and the California Superior Court, County of Santa Clara (the "California Court") against Bay Networks and ten of Bay Networks' then current and former officers and directors, purportedly on behalf of a class of shareholders who purchased Bay Networks' common shares during the period of May 1, 1995 through October 14, 1996. On August 17, 2000, the Federal Court granted the defendants' motion to dismiss the case and on September 8, 2000, a notice of appeal was filed by the plaintiffs. In January 2001, the plaintiffs filed their opening brief in the United States Court of Appeal for the Ninth Circuit and the defendants filed their responsive brief in April 2001. The oral arguments for the appeal were heard on July 11, 2001 and the decision was reserved. On April 18, 1997, a second lawsuit was filed in the California Court, purportedly on behalf of a class of shareholders who acquired Bay Networks' common shares pursuant to the registration statement and prospectus that became effective on November 15, 1995. The two actions in the California Court were consolidated in April 1998; however, the California Court denied the plaintiffs' motion for class certification. In January 2000, the California Court of Appeal rejected the plaintiffs' appeal of the decision. A petition for review was filed with the California Supreme Court by the plaintiffs and was denied. New plaintiffs who allege to have been shareholders of Bay Networks during the relevant periods, filed a motion for intervention in the California Court on February 22, 2000, seeking to become the representatives of a class of shareholders. The motion was granted on June 8, 2001 and the new plaintiffs, on their



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

       own behalf and that of the three original plaintiffs, filed their consolidated complaint-in-intervention on an individual and purported class representative basis alleging misrepresentations made in connection with the purchase and sale of securities of Bay Networks in violation of California statutory and common law.

       In June 1993, certain holders of Old Nortel's securities commenced a class action in the United States District Court for the Southern District of New York alleging that Old Nortel and certain of its officers violated the Securities Exchange Act of 1934 and common law by making material misstatements of, or omitting to state, material facts relating to the business operations and prospects and financial condition of Old Nortel. In January 2000, the court heard arguments on Old Nortel's motion for summary judgment with respect to all claims in the case. On September 28, 2000, the court granted summary judgment and dismissed the consolidated action. No appeal of the September 28, 2000 court decision was filed.

       Nortel Networks is also a defendant in various other suits, claims, proceedings and investigations which arise in the normal course of business.

       Nortel Networks is unable to ascertain the ultimate aggregate amount of monetary liability or financial impact of the above matters and therefore cannot determine whether these actions, suits, claims, proceedings and investigations will, individually or collectively, have a material adverse effect on the business, results of operations and financial condition of Nortel Networks. Unless otherwise noted, Nortel Networks and any named directors and officers of Nortel Networks intend to vigorously defend these actions, suits, claims, proceedings and investigations.

       Environmental matters

       Nortel Networks manufacturing and research operations are subject to a wide range of environmental protection laws in various jurisdictions around the world. Nortel Networks seeks to operate its business in compliance with such laws, and has a corporate environmental management system standard to promote such compliance. Moreover, Nortel Networks has a periodic, risk-based, integrated environment, health and safety audit program.

       Nortel Networks environmental program focuses its activities on design for the environment, supply chain and packaging reduction issues. Nortel Networks works with its suppliers and other external groups to encourage the sharing of non-proprietary information on environmental research.

       Nortel Networks is exposed to liabilities and compliance costs arising from its past and current generation, management and disposal of hazardous substances and wastes. At December 31, 2000, the accruals on the Company's Consolidated Balance Sheets for environmental matters were $28. Based on information presently available, management believes that the existing accruals are sufficient to satisfy probable and reasonably estimable environmental liabilities related to known environmental matters. Any additional liability that may result from these matters, and any additional liabilities that may result in connection with other locations currently under investigation, are not expected to have a material adverse effect on the business, results of operations and financial condition of Nortel Networks.

       Nortel Networks has remedial activities under way at five of its facilities and seven previously occupied sites. An estimate of Nortel Networks anticipated remediation costs associated with all such sites, to the extent probable and reasonably estimable, is included in the environmental accruals referred to above in an approximate amount of $27.

       Nortel Networks is also listed as a potentially responsible party ("PRP") under the United States Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA") at five Superfund sites in the United States and is listed as a de minimis PRP at three of these Superfund sites. An estimate of Nortel Networks share of the anticipated remediation costs associated with such Superfund sites is included in the environmental accruals of $28 referred to above.

       Liability under CERCLA may be imposed on a joint and several basis, without regard to the extent of Nortel Networks involvement. In addition, the accuracy of Nortel Networks estimate of environmental liability is affected by several uncertainties such as additional requirements which may be identified in connection with remedial activities, the complexity and evolution of environmental laws and regulations, and the identification of presently unknown remediation requirements. Consequently, Nortel Networks liability could be greater than its current estimate.

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


 23.   UNUSED BANK LINES OF CREDIT

       At December 31, 2000 and 1999, the Company and certain subsidiary companies had total unused committed bank lines of credit, generally available at rates slightly above LIBOR, of approximately $2,160 and $1,850, respectively.

24.    SUBSEQUENT EVENTS

       (i) As described in note 3, on June 14, 2001, the Company's Board of Directors approved a plan to discontinue Nortel Networks access solutions operations. As part of the plan Nortel Networks will record a charge of approximately $2,600 (after tax) in the three months ended June 30, 2001 for the disposition or closure of the access solutions operations.

              Nortel Networks, as part of its review of financial results during the three months ended June 30, 2001, performed an assessment of the carrying values of intangible assets recorded in connection with its various acquisitions. The assessment was performed in light of the significant negative industry and economic trends impacting both Nortel Networks current operations and expected future growth rates, and the adjustment of technology valuations. The conclusion of that assessment was that the decline in market conditions within Nortel Networks industry was significant and other than temporary. As a result, Nortel Networks will record a write down of intangible assets of approximately $12,300 (after tax) in the three months ended June 30, 2001, based on the amount by which the carrying amount of these assets exceeds their fair value. The write down is primarily related to the goodwill associated with the acquisitions of Alteon, Xros, and Qtera within Network Infrastructure and the acquisition of the JDS Uniphase Corporation's Zurich, Switzerland-based subsidiary, as well as related assets in Poughkeepsie, New York ("the 980 NPLC Business"), within Photonics Components.

              During the three months ended June 30, 2001, the Company changed its method of accounting for evaluating impairment of enterprise level goodwill in accordance with Accounting Principles Board Opinion 17; "Intangible Assets". The Company changed from the undiscounted cash flows method to the market value method. This change had no effect on the business, results of operations and financial condition of Nortel Networks.

              Nortel Networks will also record a charge of approximately $830 (after tax) in the three months ended June 30, 2001, primarily associated with workforce reduction activities and the related closure of certain facilities.

       (ii) On April 9, 2001, the Company and ANTEC announced an amendment to the agreement announced October 18, 2000, as described in note 21, to realign their cable businesses to create a new company. Under the terms of the amended agreement, immediately prior to closing, Nortel Networks and ANTEC will contribute to Arris Interactive all outstanding loans previously provided to Arris Interactive, of approximately $114 and $10 at December 31, 2000, respectively, and accrued interest to the date of closing. At closing, Nortel Networks will transfer to the new company its then existing membership interest in Arris Interactive in exchange for 37 million common shares of the new company. Nortel Networks will own approximately 49.3 percent of the new company and the ANTEC shareholders will own the remaining approximate 50.7 percent. Nortel Networks will also convert at closing approximately $90 of certain current payables and royalties due from, and advances made to, Arris Interactive into a new membership interest in Arris Interactive. Subject to the satisfaction of certain conditions, Nortel Networks will have the right to require Arris Interactive to redeem this new interest. The transaction is subject to customary regulatory approvals, the approval of ANTEC shareholders, the completion of ANTEC's new working capital financing arrangements, and the satisfaction of certain conditions relating to the new membership interest. The transaction is expected to close in the third quarter of 2001.

       (iii) On February 13, 2001, the Company acquired the 980 NPLC Business. The 980 NPLC Business was a designer and manufacturer of strategic 980 nanometer pump-laser chips. In connection with the acquisition, the Company issued approximately 65.7 million common shares. The purchase price includes $500 of deferred consideration which is payable after December 31, 2003 in common shares of the Company. The actual number of common shares to be transferred to satisfy the $500 of deferred consideration will be between 10.9 million and 16.4 million depending on the Company's common share price at that date. The minimum number of common shares are considered issued and outstanding for financial reporting purposes. The calculated number of common shares to be transferred is subject to reduction to the extent that Nortel Networks meets certain purchase commitments from JDS Uniphase Corporation by that date.




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

       (iv)   On February 8, 2001, Old Nortel completed an offering of $1,500 of
              6.125 percent notes which mature on February 15, 2006 (the "Notes"). The Notes will pay interest on a semi-annual basis on February 15 and August 15, beginning on August 15, 2001. The Notes are redeemable, at any time at Old Nortel's option, at a redemption price equal to the principal amount thereof plus accrued and unpaid interest and a make-whole premium.

25.    COMPARATIVE FIGURES

       Certain 1999 and 1998 figures in the accompanying Consolidated Financial Statements have been reclassified to conform to the 2000 presentation.



                                       50